Exhibit 10.1 EXECUTION VERSION PHYSICIANS REALTY L.P., as Issuer PHYSICIANS REALTY TRUST, as Parent Guarantor $150,000,000 $15,000,000 4.03% Senior Notes, Series A, due January 7, 2023 $45,000,000 4.43% Senior Notes, Series B, due January 7, 2026 $45,000,000 4.57% Senior Notes, Series C, due January 7, 2028 $45,000,000 4.74% Senior Notes, Series D, due January 7, 2031 ______________ NOTE PURCHASE AND GUARANTEE AGREEMENT ______________ Dated January 7, 2016

TABLE OF CONTENTS

SECTION	HEADING	PAGE
SECTION 1.	AUTHORIZATION OF NOTES	1
SECTION 2.	SALE AND PURCHASE OF NOTES	1
Section 2.1.	Notes	1
Section 2.2.	Parent Guarantee	2
Section 2.3.	Subsidiary Guarantees	2
SECTION 3.	CLOSING	2
SECTION 4.	CONDITIONS TO CLOSING	2
Section 4.1.	Representations and Warranties	3
Section 4.2.	Performance; No Default	3
Section 4.3.	Organizational Documents	3
Section 4.4.	Opinions of Counsel	3
Section 4.5.	Financial Projections	3
Section 4.6.	Purchase Permitted By Applicable Law, Etc	4
Section 4.7.	Sale of Other Notes	4
Section 4.8.	Payment of Special Counsel Fees	4
Section 4.9.	Private Placement Number	4
Section 4.10.	Changes in Corporate Structure	4
Section 4.11.	Escrow Funding Instructions	4
Section 4.12.	Consents and Amendments	4
Section 4.13.	Closing Fee	5
Section 4.14.	Escrow Agreement	5
Section 4.15.	Proceedings and Documents	5
SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS	5
Section 5.1.	Organization; Requisite Power and Authority; Qualification	5
Section 5.2.	Capital Stock and Ownership	5
Section 5.3.	Due Authorization	6
Section 5.4.	No Conflict	6
Section 5.5.	Governmental Consents	6
Section 5.6.	Binding Obligation	6
Section 5.7.	Financial Statements	6
Section 5.8.	No Material Adverse Effect; No Default	7
Section 5.9.	Tax Matters	7
Section 5.10.	Properties	8
Section 5.11.	Environmental Matters	8
Section 5.12.	No Defaults	9
Section 5.13.	No Litigation or other Adverse Proceedings	9

Section 5.14.	Compliance with ERISA	9
Section 5.15.	Private Offering by the Obligors	10
Section 5.16.	Use of Proceeds; Margin Regulations	10
Section 5.17.	Existing Indebtedness; Future Liens	11
Section 5.18.	Foreign Assets Control Regulations, Etc	11
Section 5.19.	Status under Certain Statutes	13
Section 5.20.	Employee Matters	13
Section 5.21.	Solvency	14
Section 5.22.	Disclosure Documents	14
Section 5.23.	Insurance; No Casualty or Condemnation	14
Section 5.24.	Compliance with Laws	14
Section 5.25.	Healthcare Facility Representations and Warranties	15
Section 5.26.	REIT Status	16
Section 5.27.	Unencumbered Pool Properties	16
Section 5.28.	Notes Rank Pari Passu	17
SECTION 6.	REPRESENTATIONS OF THE PURCHASERS	17
Section 6.1.	Purchase for Investment	17
Section 6.2.	Source of Funds	17
SECTION 7.	[RESERVED]	19
SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES	19
Section 8.1.	Maturity	19
Section 8.2.	Optional Prepayments with Make-Whole Amount	19
Section 8.3.	Allocation of Partial Prepayments	19
Section 8.4.	Maturity; Surrender, Etc.	20
Section 8.5.	Purchase of Notes	20
Section 8.6.	Make-Whole Amount	20
Section 8.7.	Prepayment in Connection with a Noteholder Sanctions Event	21
Section 8.8.	Repayment Upon Failure to Obtain Investment Grade Rating	23
Section 8.9.	Payments Due on Non-Business Days	23
SECTION 9.	AFFIRMATIVE COVENANTS.	23
Section 9.1.	Financial Statements and Other Reports	24
Section 9.2.	Existence	27
Section 9.3.	Payment of Taxes and Claims	27
Section 9.4.	Maintenance of Properties	27
Section 9.5.	Insurance	28
Section 9.6.	Inspections	28
Section 9.7.	Noteholder Meetings	28
Section 9.8.	Compliance with Laws and Material Contracts	28
Section 9.9.	Use of Proceeds	28

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Section 9.10.	Environmental Matters	29
Section 9.11.	Books and Records	29
Section 9.12.	Unencumbered Pool Properties Subject to Eligible Ground Leases.	29
Section 9.13.	REIT Status	31
Section 9.14.	Leasing Matters Regarding Unencumbered Pool Properties	32
Section 9.15.	Subsidiary Guarantors; Release	32
Section 9.16.	Rating Matters	33
SECTION 10.	NEGATIVE COVENANTS.	34
Section 10.1.	Indebtedness	34
Section 10.2.	Liens	36
Section 10.3.	No Further Negative Pledges	38
Section 10.4.	Restricted Payments	38
Section 10.5.	Burdensome Agreements	39
Section 10.6.	Investments	39
Section 10.7.	Use of Proceeds	41
Section 10.8.	Financial Covenants	41
Section 10.9.	Capital Expenditures	42
Section 10.10.	Fundamental Changes; Disposition of Assets; Acquisitions	43
Section 10.11.	Disposal of Subsidiary Interests	43
Section 10.12.	Transactions with Affiliates and Insiders	44
Section 10.13.	Prepayment of Other Funded Debt	44
Section 10.14.	Conduct of Business	45
Section 10.15.	Fiscal Year	45
Section 10.16.	Amendments to Organizational Documents/Material Agreements	45
Section 10.17.	Addition/Removal of Unencumbered Pool Properties	45
Section 10.18.	Property Management Agreements Regarding Unencumbered Pool Properties	46
Section 10.19.	Terrorism Sanctions Regulations	46
SECTION 11.	EVENTS OF DEFAULT	47
SECTION 12.	REMEDIES ON DEFAULT, ETC	50
Section 12.1.	Acceleration	50
Section 12.2.	Other Remedies	50
Section 12.3.	Rescission	51
Section 12.4.	No Waivers or Election of Remedies, Expenses, Etc	51
SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES	51
Section 13.1.	Registration of Notes	51
Section 13.2.	Transfer and Exchange of Notes	52

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Section 13.3.	Replacement of Notes	52
SECTION 14.	PAYMENTS ON NOTES	52
Section 14.1.	Place of Payment	52
Section 14.2.	Home Office Payment	53
SECTION 15.	EXPENSES, ETC	53
Section 15.1.	Transaction Expenses	53
Section 15.2.	Survival	54
SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT	54
SECTION 17.	AMENDMENT AND WAIVER	54
Section 17.1.	Requirements	54
Section 17.2.	Solicitation of Holders of Notes	55
Section 17.3.	Binding Effect, etc	55
Section 17.4.	Notes Held by Obligors, etc	55
SECTION 18.	NOTICES	56
SECTION 19.	REPRODUCTION OF DOCUMENTS	56
SECTION 20.	CONFIDENTIAL INFORMATION	57
SECTION 21.	SUBSTITUTION OF PURCHASER	58
SECTION 22.	PARENT GUARANTEE	58
Section 22.1.	Guarantee	58
Section 22.2.	Parent Guarantor's Obligations Unconditional	59
Section 22.3.	Full Recourse Obligations	64
Section 22.4.	Waiver	65
Section 22.5.	Waiver of Subrogation	65
Section 22.6.	Subordination	66
Section 22.7.	Effect of Bankruptcy Proceedings, Etc	66
Section 22.8.	Term of Guarantee	67
SECTION 23.	MISCELLANEOUS	67
Section 23.1.	Successors and Assigns	67
Section 23.2.	Accounting Terms	67
Section 23.3.	Severability	67
Section 23.4.	Construction, etc	68
Section 23.5.	Counterparts	68
Section 23.6.	Governing Law	68

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-v- Section 23.7. Jurisdiction and Process; Waiver of Jury Trial ....................................68

-vi- SCHEDULE A INFORMATION RELATING TO PURCHASERS SCHEDULE B DEFINED TERMS SCHEDULE B(1) APPROVED MANAGER SCHEDULE 5.1 ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION SCHEDULE 5.2 CAPITAL STOCK AND OWNERSHIP SCHEDULE 5.10(b) REAL ESTATE ASSETS SCHEDULE 5.17 EXISTING INDEBTEDNESS SCHEDULE 5.22 DISCLOSURE DOCUMENTS SCHEDULE 5.27 UNENCUMBERED POOL PROPERTIES SCHEDULE 10.2 EXISTING LIENS SCHEDULE 10.6 EXISTING INVESTMENTS EXHIBIT 1(a) FORM OF 4.03% SENIOR NOTES, SERIES A, DUE JANUARY 7, 2023 EXHIBIT 1(b) FORM OF 4.43% SENIOR NOTES, SERIES B, DUE JANUARY 7, 2026 EXHIBIT 1(c) FORM OF 4.57% SENIOR NOTES, SERIES C, DUE JANUARY 7, 2028 EXHIBIT 1(d) FORM OF 4.74% SENIOR NOTES, SERIES D, DUE JANUARY 7, 2031 EXHIBIT 2.3 FORM OF SUBSIDIARY GUARANTEE EXHIBIT 4.4(a) FORM OF OPINION OF SPECIAL COUNSEL FOR THE OBLIGORS EXHIBIT 4.4(b) FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS EXHIBIT 9.1(C)-1 FORM OF COMPLIANCE CERTIFICATE EXHIBIT 9.1(C)-2 FORM OF BORROWING BASE CERTIFICATE

PHYSICIANS REALTY L.P. PHYSICIANS REALTY TRUST $15,000,000 4.03% Senior Notes, Series A, due January 7, 2023 $45,000,000 4.43% Senior Notes, Series B, due January 7, 2026 $45,000,000 4.57% Senior Notes, Series C, due January 7, 2028 $45,000,000 4.74% Senior Notes, Series D, due January 7, 2031 Dated as of January 7, 2016 TO EACH OF THE PURCHASERS LISTED IN SCHEDULE A HERETO: Ladies and Gentlemen: Each of PHYSICIANS REALTY L.P., a Delaware limited partnership (together with any successor thereto that becomes a party hereto pursuant to Section 10.10, the “Issuer”), and PHYSICIANS REALTY TRUST, a Maryland real estate investment trust (the “Parent Guarantor” and, together with the Issuer, the “Obligors”), hereby jointly and severally agree with each of the Purchasers as follows: SECTION 1. AUTHORIZATION OF NOTES. The Issuer will authorize the issue and sale of $150,000,000 aggregate principal amount of its Senior Notes consisting of (i) $15,000,000 aggregate principal amount of its 4.03% Senior Notes, Series A, due January 7, 2023 (the “Series A Notes”), (ii) $45,000,000 aggregate principal amount of its 4.43% Senior Notes, Series B, due January 7, 2026 (the “Series B Notes”), (iii) $45,000,000 aggregate principal amount of its 4.57% Senior Notes, Series C, due January 7, 2028 (the “Series C Notes”) and (iv) $45,000,000 aggregate principal amount of its 4.74% Senior Notes, Series D, due January 7, 2031 (the “Series D Notes” and, together with the Series A Notes, Series B Notes and Series C Notes, the “Notes”, such term to include any Notes, as amended, restated or otherwise modified from time to time pursuant to Section 17, and any such Notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in Exhibits 1(a), 1(b), 1(c) and 1(d), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B. References to a “Schedule” or “Exhibit” are references to a Schedule or Exhibit attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified. SECTION 2. SALE AND PURCHASE OF NOTES. Section 2.1. Notes. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser and each Purchaser will purchase from the Issuer, at the

-2- Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder. Section 2.2. Parent Guarantee. The payment and performance by the Issuer of its obligations hereunder and under the Notes are absolutely and unconditionally guaranteed by the Parent Guarantor pursuant and subject to the terms of the Parent Guarantee contained in Section 22 hereof. Section 2.3. Subsidiary Guarantees. On the Closing Date, there will not be any Subsidiary Guarantors under this Agreement. After the Closing Date, the payment and performance by the Issuer of all amounts due on the Notes and all of its other payment obligations under this Agreement may from time to time be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to and subject to the terms of the Subsidiary Guarantee of each Subsidiary Guarantor, which shall be substantially in the form of Exhibit 2.3 attached hereto (as amended, modified or supplemented from time to time, each a “Subsidiary Guarantee,” and collectively, the “Subsidiary Guarantees”), and otherwise in accordance with the provisions of Section 9.15 hereof. SECTION 3. CLOSING. The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, IL 60603, at 10:00 a.m., Central time, at a closing (the “Closing”) on January 7, 2016, or on such other Business Day thereafter on or prior to January 13, 2016 as may be agreed upon by the Issuer and the Purchasers (the “Closing Date”). At the Closing the Issuer will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Escrow Agent of immediately available funds in the amount of the purchase price therefor by wire transfer to the Escrow Account pursuant to the instructions required by Section 4.11. If at the Closing the Issuer shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Issuer to tender such Notes. SECTION 4. CONDITIONS TO CLOSING. Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

-3- Section 4.1. Representations and Warranties. The representations and warranties of each Obligor in the Financing Agreements to which it is a party shall be correct as of the date of the Closing. Section 4.2. Performance; No Default. Each Obligor shall have performed and complied with all agreements and conditions contained in the Financing Agreements required to be performed or complied with by each such Obligor prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.16), no Default or Event of Default shall have occurred and be continuing. Section 4.3. Organizational Documents. (a) Charter Documents. The Obligors shall have delivered copies of articles of incorporation, certificate of organization or formation, or other like document for each of the Obligors certified as of a recent date by the appropriate Governmental Authority. (b) Officer’s Certificate. Each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled. (c) Organizational Documents Certificate. The Obligors shall have delivered (i) copies of bylaws, operating agreement, partnership agreement or like document, (ii) copies of resolutions approving the transactions contemplated in connection with the financing and authorizing execution and delivery of the Financing Agreements and (iii) incumbency certificates, for each of the Obligors, in each case certified by an Authorized Officer. (d) Unencumbered Pool Property Deliverables and Borrowing Base Certificate. The Obligors shall have delivered, with respect to each Unencumbered Pool Property, the Unencumbered Pool Property Deliverables related thereto requested by the Purchasers together with a Borrowing Base Certificate. Section 4.4. Opinions of Counsel. Such Purchaser shall have received customary opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from counsel for the Obligors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchasers may reasonably request. Section 4.5. Financial Projections. The Purchasers shall have received pro forma financial projections for the Obligors and their respective Subsidiaries for the Fiscal Years ended

-4- December 31, 2016, 2017 and 2018, which financial projections shall include a balance sheet, income statement and cash flow statement. Section 4.6. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the FRB) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted. Section 4.7. Sale of Other Notes. Contemporaneously with the Closing the Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A. Section 4.8. Payment of Special Counsel Fees. Without limiting Section 15.1, the Issuer shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to the Closing. Section 4.9. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained by Chapman and Cutler LLP for each series of the Notes. Section 4.10. Changes in Corporate Structure. Neither of the Obligors shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.7. Section 4.11. Escrow Funding Instructions. Prior to the date of the Closing, each Purchaser shall have received written instructions from the Obligors regarding instructions for deposit of the proceeds of the sale of the Notes in an account held by the Escrow Agent (the “Escrow Account”) pursuant to Section 3 of this Agreement and the other Financing Agreements, including specifying (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA/routing number and (iii) the account name and number into which the purchase price for the Notes is to be deposited. Section 4.12. Consents and Amendments. To the extent that any approval or consent is required under the Existing Credit Facility for the execution, delivery and performance of the transactions contemplated hereunder, the Obligors shall have delivered to the Purchasers evidence of such written approval or consent from the requisite lenders thereunder.

-5- Section 4.13. Closing Fee. In consideration of each Purchaser’s commitment to purchase the Notes, the Obligors jointly and severally agree to pay each Purchaser on the Closing Date a closing fee in an amount equal to 0.10% of the aggregate principal amount of the Notes to be purchased by such Purchaser (the “Closing Fee”). Such Closing Fee shall be fully earned upon Closing. Section 4.14. Escrow Agreement. The Purchasers shall have received a fully executed copy of the Escrow Agreement. Section 4.15. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by the Financing Agreements and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request. SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS. Each Obligor jointly and severally represents and warrants to each Purchaser that, as of the date of the Closing: Section 5.1. Organization; Requisite Power and Authority; Qualification. Each Obligor and each Unencumbered Property Owner (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 5.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, (c) as to each Obligor only, to enter into the Financing Agreements to which it is a party and to carry out the transactions contemplated thereby and (d) is qualified to do business and in good standing in every jurisdiction where necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. Section 5.2. Capital Stock and Ownership. Schedule 5.2 correctly sets forth the ownership interest of the Parent Guarantor in its Subsidiaries (including the Issuer) as of the Closing Date. The Capital Stock of each Obligor and its Subsidiaries has been duly authorized and validly issued and, to the extent applicable, is fully paid and non assessable. Except as set forth on Schedule 5.2, as of the Closing Date, there is no existing option, warrant, call, right, commitment, buy-sell, voting trust or other shareholder agreement or other agreement to which any Subsidiary is a party requiring, and there is no membership interest or other Capital Stock of any Subsidiary outstanding which upon conversion or exchange would require, the issuance by any Subsidiary of any additional membership interests or other Capital Stock of any Subsidiary or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any Subsidiary.

-6- Section 5.3. Due Authorization. The execution, delivery and performance of each Financing Agreement to which an Obligor is a party (including in the case of the Issuer, the Notes) have been duly authorized by all necessary action on the part of each Obligor. Section 5.4. No Conflict. The execution, delivery and performance by the Obligors of the Financing Agreements to which they are parties and the consummation of the transactions contemplated by the Financing Agreements do not and will not (a) violate in any material respect any provision of any Applicable Laws relating to either Obligor, any of the Organizational Documents of either Obligor, or any order, judgment or decree of any court or other agency of government binding on either Obligor; (b) except as would not reasonably be expected to have a Material Adverse Effect, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any other Contractual Obligations of either Obligor; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of either Obligor (other than any Liens subsequently created under any of the Financing Agreements in favor of the holders of the Notes) whether now owned or hereafter acquired; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of either Obligor (other than those which have already been obtained or to the extent the failure to obtain any such approval or consent would not reasonably be expected to have a Material Adverse Effect). Section 5.5. Governmental Consents. The execution, delivery and performance by each Obligor of the Financing Agreements to which it is a party and the consummation of the transactions contemplated by the Financing Agreements do not and will not require, as a condition to the effectiveness thereof, any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for any filings, recordings or consents which heretofore have been obtained or made, as applicable. Section 5.6. Binding Obligation. Each Financing Agreement has been duly executed and delivered by each Obligor that is a party thereto and is the legally valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its respective terms, except as may be limited by Debtor Relief Laws or by equitable principles relating to enforceability. Section 5.7. Financial Statements. (a) The audited consolidated and consolidating balance sheet of the Parent Guarantor and its Subsidiaries for December 31, 2014, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

-7- (b) The unaudited consolidated balance sheet of the Parent Guarantor and its Subsidiaries for September 30, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Quarter (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Parties as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness. (c) The consolidated and consolidating pro forma balance sheet of the Issuer and its Subsidiaries as the date of the formation of the Parent Guarantor, and the related consolidated and consolidating pro forma statements of income and cash flows of the Issuer and its Subsidiaries for the period covered thereby, with a Financial Officer Certification, copies of which have been furnished to each Purchaser, fairly present the consolidated and consolidating pro forma financial condition of the Issuer and its Subsidiaries as at such date and the consolidated and consolidating pro forma results of operations of the Issuer and its Subsidiaries for such period, all in accordance with GAAP. (d) The annual operating budget consisting of statements of income or operations and cash flows and other information for each of the Unencumbered Pool Properties (or any Real Estate Assets or other properties proposed to be included as Unencumbered Pool Properties) supporting pro forma covenant compliance calculations hereunder and delivered prior to the Closing Date or otherwise pursuant to Section 9.1(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such statements or other information, and represented, at the time of delivery, the Issuer’s reasonable estimate of the future income, operations or cash flows for such Unencumbered Pool Properties (or other Real Estate Assets or other properties). Section 5.8. No Material Adverse Effect; No Default. (a) No Material Adverse Effect. Since December 31, 2014, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. (b) No Default. No Default has occurred and is continuing. Section 5.9. Tax Matters. Each Obligor and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their respective properties, assets, income, businesses and franchises otherwise due and

-8- payable, except those being actively contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against either Obligor or any of their Subsidiaries that would, if made, have a Material Adverse Effect. Section 5.10. Properties. (a) Title. Each of the Obligors and its Subsidiaries has (i) good, insurable and fee simple title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets (including without limitation each of the Unencumbered Pool Properties) reflected in their financial statements and other information referred to in Section 5.7 and in the most recent financial statements delivered pursuant to Section 9.1, in each case except for assets disposed of since the date of such financial statements as permitted under Section 10.10. All such properties and assets are free and clear of Liens other than Permitted Liens. (b) Real Estate Assets. As of the Closing Date, Schedule 5.10(b) contains a true, accurate and complete list of all Real Estate Assets of the Obligors and the Unencumbered Property Owners. (c) Intellectual Property. Each of the Obligors and its Subsidiaries owns or is validly licensed to use all Intellectual Property that is necessary for the present conduct of its business, free and clear of Liens (other than Permitted Liens), without conflict with the rights of any other Person unless the failure to own or benefit from such valid license could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of each Obligor, no Obligor nor any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any other Person unless such infringement, misappropriation, dilution or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 5.11. Environmental Matters. No Obligor nor any of its Subsidiaries nor any of their respective current Facilities (solely during and with respect to such Person’s ownership thereof) or operations, and to their knowledge, no former Facilities (solely during and with respect to an Obligor’s or its Subsidiary’s ownership thereof), is or are subject to any outstanding order, ongoing consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (b) no Obligor nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law; (c) to each Obligor’s and its Subsidiaries’ knowledge after due inquiry, there are no, and have been no, Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against such Obligor or any of its Subsidiaries that, individually or in the aggregate, could reasonably be

-9- expected to have a Material Adverse Effect; (d) no Obligor nor any of their Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility (solely during and with respect to such Obligor or its Subsidiary’s ownership thereof), and neither the Obligors’ nor any of their Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any equivalent state rule defining hazardous waste. Compliance by the Obligors and their respective Subsidiaries with all current requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Section 5.12. No Defaults. No Obligor nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, except in each case where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. Section 5.13. No Litigation or other Adverse Proceedings. There are no Adverse Proceedings that (a) purport to affect or pertain to this Agreement or any other Financing Agreement, or any of the transactions contemplated hereby or thereby or (b) could reasonably be expected to have a Material Adverse Effect. Neither Obligor nor any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Section 5.14. Compliance with ERISA. (a) Each Obligor and each ERISA Affiliate has operated and administered each Plan in compliance with all Applicable Laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither Obligor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by an Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of an Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material. (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for

-10- funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that, individually or in the aggregate, for all Plans, is Material. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA. (c) Neither Obligor nor any ERISA Affiliate has incurred withdrawal liabilities (or is subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material. (d) The expected postretirement benefit obligation (determined as of the last day of the most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Obligors and their Subsidiaries is not Material. (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors to each Purchaser in the first sentence of this Section 5.14(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser. Section 5.15. Private Offering by the Obligors. Neither Obligor nor anyone acting on its behalf has offered the Notes, the Parent Guarantee, or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither Obligor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction. Section 5.16. Use of Proceeds; Margin Regulations. On the Closing Date, the proceeds of the sale of the Notes will be deposited in the Escrow Account in accordance with the terms of this Agreement and the other Financing Agreements. If such proceeds are released to the Obligors in accordance with the terms of this Agreement and the other Financing Agreements, the proceeds of the sale of the Notes will be used for (a) retiring or repaying outstanding debt, (b) working capital, capital expenditures, payment of dividends and redemptions, and other lawful corporate purposes (including, but not limited to, the Acquisition of Healthcare Facilities), and (c) to pay transaction fees, costs and expenses related to the transactions being consummated pursuant to this Agreement and the other Financing Agreements. Neither Obligor nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of

-11- extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Notes will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the FRB as in effect from time to time. Margin Stock does not constitute more than 25% of the value of the consolidated assets of the Obligors and their subsidiaries. Section 5.17. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.17 sets forth a complete and correct list of all outstanding Indebtedness of the Parent Guarantor and its Subsidiaries as of September 30, 2015 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent Guarantor or its Subsidiaries. Neither Obligor nor any of its Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of either Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of either Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. (b) Except as disclosed in Schedule 5.17, neither Obligor nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness. (c) Neither Obligor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Obligor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other Organizational Document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of such Obligor, except as specifically indicated in Schedule 5.17. (d) No Subsidiary of either Obligor is currently a guarantor with respect to any Indebtedness under the Existing Credit Facility, and neither Obligor nor any Subsidiary of either Obligor has granted any Lien on any of its Property in favor of the administrative agent or lenders securing any Indebtedness under the Existing Credit Facility. Section 5.18. Foreign Assets Control Regulations, Etc.

-12- (a) Neither Obligor nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither Obligor nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions. (b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by either Obligor or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person or (ii) otherwise in violation of U.S. Economic Sanctions. (c) Neither Obligor nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist- related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the actual knowledge of the Obligors after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Obligors have established procedures and controls which they reasonably believes are adequate (and otherwise comply with Applicable Law) to ensure that each Obligor and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

-13- (d) (1) Neither Obligor nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the actual knowledge of the Obligors after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti- Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union; (2) To the actual knowledge of the Obligors after making due inquiry, neither of the Obligors nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any Applicable Law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and (3) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Obligors have established procedures and controls which they reasonably believe are adequate (and otherwise comply with Applicable Law) to ensure that each Obligor and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws. Section 5.19. Status under Certain Statutes. Neither Obligor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended. Section 5.20. Employee Matters. Neither Obligor nor any Subsidiary is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against either Obligor or any Subsidiary, or to the best knowledge of each Obligor, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against either Obligor or any of its Subsidiaries or to the

-14- best knowledge of each Obligor, threatened against any of them, (b) no strike or work stoppage in existence or to the knowledge of each Obligor, threatened that involves either Obligor or any Subsidiary, and (c) to the best knowledge of each Obligor, no union representation question existing with respect to the employees of either Obligor or any Subsidiary and, to the best knowledge of each Obligor, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect. Section 5.21. Solvency. The Obligors, individually and taken as a whole, are Solvent. Section 5.22. Disclosure Documents. This Agreement, the other Financing Agreements, the financial statements referred to in Section 5.7 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors prior to October 21, 2015 in connection with the transactions contemplated hereby (other than projections and pro forma financial information contained in such materials) and identified in Schedule 5.22 (this Agreement, the other Financing Agreements and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact (known to an Obligor, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in any material manner in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such Disclosure Documents are based upon good faith estimates and assumptions believed by the Obligors to be reasonable at the time made, it being recognized by the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be Material. There are no facts known to either Obligor (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been set forth herein or in the Disclosure Documents. Section 5.23. Insurance; No Casualty or Condemnation. The properties of the Obligors and their Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Obligor or the applicable Subsidiary operates. As of the Closing Date, to the best knowledge of the Obligors no uninsured casualty has occurred and no condemnation or condemnation proceeding shall have been instituted with respect to any of the Real Estate Assets owned by each Obligor and its Subsidiaries. Section 5.24. Compliance with Laws. Each Obligor and its Subsidiaries is in compliance with all Applicable Laws, except such noncompliance with such other Applicable Laws that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Obligor and its Subsidiaries possesses all certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by them and the failure of which to have could reasonably be expected to have a

-15- Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit the failure of which to have or retain could reasonably be expected to have a Material Adverse Effect. Section 5.25. Healthcare Facility Representations and Warranties. (a) Compliance With Healthcare Laws. Without limiting the generality of Sections 5.18 and 5.24 hereof or any other representation or warranty made herein, neither Obligor and, to the knowledge of the Obligors, no Tenant, is in material violation of any applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority with respect to regulatory matters primarily relating to patient healthcare (including without limitation Section 1128B of the Social Security Act, as amended, 42 U.S.C. Section 1320a 7b (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and Section 1877 of the Social Security Act, as amended, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as “Stark Statute” (collectively, “Healthcare Laws”) where such violation would result in a Material Adverse Effect. Each Obligor and, to the knowledge of the Obligors, each of the Tenants, have maintained in all material respects all records required to be maintained by the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the federal and state Medicare and Medicaid programs as required by the Healthcare Laws and, to the knowledge of the Obligors, there are no notices of material violations of the Healthcare Laws with respect to an Obligor, any Tenant or any of the Real Estate Assets owned by an Obligor. (b) Licenses, Permits, and Certifications. i. To the knowledge of each Obligor and each Unencumbered Property Owner, each Tenant has such permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authorities as are necessary under applicable law or regulations to own its properties and to conduct its business and to receive reimbursement under Medicare and Medicaid (including without limitation such permits as are required under such federal, state and other health care laws, and under such HMO or similar licensure laws and such insurance laws and regulations, as are applicable thereto), if the failure to obtain such permits, licenses, franchises, certificates and other approvals or authorizations could reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, no Obligor or Unencumbered Property Owner is the owner of any licenses or permits required for the provision of Medical Services at any of the Real Estate Assets owned by an Obligor or Unencumbered Property Owner. ii. To the knowledge of each Obligor and the Unencumbered Property Owners, each Tenant has all Medicare, Medicaid and related agency supplier billing

-16- number(s) and related documentation necessary to receive reimbursement from Medicare and/or Medicaid for any Medical Service furnished by such Person in any jurisdiction where it conducts business if the failure to obtain billing number(s) or related documentation could reasonably be expected to result in a Material Adverse Effect. To the knowledge of each Obligor and the Unencumbered Property Owners, no Tenant is currently subject to suspension, revocation, renewal or denial of its Medicare and/or Medicaid certification, supplier billing number(s), or Medicare and/or Medicaid participation agreement(s). (c) HIPAA Compliance. No Obligor or Unencumbered Property Owner is a “covered entity” within the meaning of HIPAA. In addition, to the knowledge of each Obligor, no Obligor or Unencumbered Property Owner is the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could reasonably be expected to cause a Material Adverse Effect. (d) Medical Services. No Obligor or Unencumbered Property Owner is in the business of providing Medical Services. Section 5.26. REIT Status. The Parent Guarantor is qualified as a REIT. The Issuer is a partnership or other disregarded entity for federal income tax purposes under the Code. Section 5.27. Unencumbered Pool Properties. Schedule 5.27 is, in all material respects, a true and complete list of (i) the street address of each Unencumbered Pool Property, (ii) the Unencumbered Property Owner which owns or leases, pursuant to an Eligible Ground Lease, each such Unencumbered Pool Property, (iii) the facility type of each such Unencumbered Pool Property, (iv) the name and address of the Approved Manager with respect to such Unencumbered Pool Property (if such Unencumbered Pool Property is managed by a third-party property manager), and (iv) the Tenant Leases to which each such Unencumbered Pool Property is subject, together with the name of the applicable Tenants thereunder. Each parcel of real property identified on Schedule 5.27 is a Real Estate Asset that qualifies as an Unencumbered Pool Property pursuant to the terms hereof. To the extent any such Unencumbered Pool Property is leased by an Unencumbered Property Owner pursuant to an Eligible Ground Lease, (i) such Eligible Ground Lease is in full force and effect and remains unmodified except to the extent expressly permitted by Section 9.12; (ii) except as expressly permitted by Section 9.12, no rights in favor of the applicable Unencumbered Property Owner lessee have been waived, canceled or surrendered; (iii) except as expressly permitted by Section 9.12, no election or option under such Eligible Ground Lease has been exercised by the Unencumbered Property Owner ground lessee (other than options to renew or extend the term thereof); (iv) all rental and other charges due and payable thereunder have been paid in full (except to the extent such payment is not yet overdue subject to applicable cure or grace periods); (v) no Unencumbered Property Owner is in default under such Eligible Ground Lease (beyond any applicable cure or grace periods) which would permit the applicable ground lessor to terminate or exercise any other remedy with respect to the

-17- applicable Eligible Ground Lease, nor has any Unencumbered Property Owner received any notice of default with respect to such Eligible Ground Lease that has not been delivered to holders of the Notes pursuant to Section 9.12; (vi) to the knowledge of the Unencumbered Property Owners, the ground lessor under such Eligible Ground Lease is not in default with respect to its material obligations thereunder; (vii) a true and correct copy of such Eligible Ground Lease (together with any amendments, modifications, restatements or supplements thereof) has been delivered to the holders of the Notes and (viii) there exist no adverse claims as to the applicable Unencumbered Property Owner’s title or right to possession of the leasehold premises referenced in such Eligible Ground Lease. Section 5.28. Notes Rank Pari Passu. The payment obligations of each Obligor under this Agreement (including the Parent Guarantor) rank and, upon issuance, the Notes (in the case of the Issuer) will rank, at least pari passu in right of payment with all other unsecured and unsubordinated Indebtedness (actual or contingent) of such Obligor, including, without limitation, all unsecured Indebtedness of the Obligors described on Schedule 5.17 hereto, which is not therein designated as subordinated Indebtedness. SECTION 6. REPRESENTATIONS OF THE PURCHASERS. Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes. Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder: (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

-18- (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or (d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (d);or (e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or

-19- (f) the Source is a governmental plan; or (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA. As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA. SECTION 7. [RESERVED]. SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES. Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of the Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes shall be due and payable on the respective stated maturity dates thereof. No regularly scheduled prepayments are due on the Notes of any series prior to their stated maturity. Section 8.2. Optional Prepayments with Make-Whole Amount. Except as otherwise provided in Section 8.8, the Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes in an amount not less than $10,000,000 in the aggregate in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by an Officer’s Certificate as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes an Officer’s Certificate specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (without regard to series) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

-20- Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make- Whole Amount, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note. Section 8.5. Purchase of Notes. The Issuer will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes. Section 8.6. Make-Whole Amount. “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires. “Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal. “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the

-21- yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note. If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note. “Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment. “Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1. “Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires. Section 8.7. Prepayment in Connection with a Noteholder Sanctions Event. (a) Upon the Issuer’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event has occurred (which notice shall refer specifically to this Section 8.7(a) and describe in reasonable detail such Noteholder Sanctions

-22- Event), the Issuer shall promptly, and in any event within ten (10) Business Days, make an offer (the “Sanctions Prepayment Offer”) to prepay the entire unpaid principal amount of Notes held by such Affected Noteholder (the “Affected Notes”), together with interest thereon to the prepayment date selected by the Issuer with respect to each Affected Note but without payment of any Make- Whole Amount with respect thereto, which prepayment shall be on a Business Day not less than thirty (30) days and not more than sixty (60) days after the date of the Sanctions Prepayment Offer (the “Sanctions Prepayment Date”). Such Sanctions Prepayment Offer shall provide that such Affected Noteholder notify the Issuer in writing by a stated date (the “Sanctions Prepayment Response Date”), which date is not later than ten (10) Business Days prior to the stated Sanctions Prepayment Date, of its acceptance or rejection of such prepayment offer. If such Affected Noteholder does not notify the Issuer as provided above, then the holder shall be deemed to have accepted such offer. (b) Subject to the provisions of subparagraphs (c) and (d) of this Section 8.7, the Issuer shall prepay on the Sanctions Prepayment Date the entire unpaid principal amount of the Affected Notes held by such Affected Noteholder who has accepted (or has been deemed to have accepted) such prepayment offer (in accordance with subparagraph (a)), together with interest thereon to the Sanctions Prepayment Date with respect to each such Affected Note, but without payment of any Make- Whole Amount with respect thereto. (c) If a Noteholder Sanctions Event has occurred but the Issuer and/or its Controlled Entities have taken such action(s) in relation to their activities so as to remedy such Noteholder Sanctions Event (with the effect that a Noteholder Sanctions Event no longer exists, as reasonably determined by such Affected Noteholder) prior to the Sanctions Prepayment Date, then the Issuer shall no longer be obliged or permitted to prepay such Affected Notes in relation to such Noteholder Sanctions Event. If the Issuer and/or its Controlled Entities shall undertake any actions to remedy any such Noteholder Sanctions Event, the Issuer shall keep the holders reasonably and timely informed of such actions and the results thereof. (d) If any Affected Noteholder that has given written notice to the Issuer of its acceptance of (or has been deemed to have accepted) the Issuer’s prepayment offer in accordance with subparagraph (a) also gives notice to the Issuer prior to the relevant Sanctions Prepayment Date that it has determined (in its sole discretion) that it requires clearance from any Governmental Authority in order to receive a prepayment pursuant to this Section 8.7, the principal amount of each Note held by such Affected Noteholder, together with interest accrued thereon to the date of prepayment, shall become due and payable on the later to occur of (but in no event later than the Maturity Date of the relevant Note) (i) such Sanctions Prepayment Date and (ii) the date that is ten (10) Business Days after such Affected Noteholder gives notice to the Issuer that it is entitled to receive a prepayment pursuant to this Section 8.7 (which may include payment to an escrow account designated by such Affected Noteholder to be held in escrow for

-23- the benefit of such Affected Noteholder until such Affected Noteholder obtains such clearance from such Governmental Authority), and in any event, any such delay in accordance with the foregoing clause (ii) shall not be deemed to give rise to any Default or Event of Default. (e) Promptly, and in any event within five (5) Business Days, after the Issuer’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event shall have occurred with respect to such Affected Noteholder, the Issuer shall forward a copy of such notice to each other holder of Notes. (f) The Issuer shall promptly, and in any event within ten (10) Business Days, give written notice to the holders after the Issuer or any Controlled Entity having been notified that (i) its name appears or may in the future appear on a State Sanctions List or (ii) it is in violation of, or is subject to the imposition of sanctions under, any U.S. Economic Sanctions Laws, in each case which notice shall describe the facts and circumstances thereof and set forth the action, if any, that the Issuer or a Controlled Entity proposes to take with respect thereto. (g) The foregoing provisions of this Section 8.7 shall be in addition to any rights or remedies available to any holder of Notes that may arise under this Agreement as a result of the occurrence of a Noteholder Sanctions Event; provided, that, if the Notes shall have been declared due and payable pursuant to Section 12.1 as a result of the events, conditions or actions of the Issuer or its Controlled Entities that gave rise to a Noteholder Sanctions Event, the remedies set forth in Section 12 shall control. Section 8.8. Repayment Upon Failure to Obtain Investment Grade Rating. If the Obligors fail to obtain an Investment Grade Rating on the Notes by Moody’s or before January 22, 2016, then the Issuer shall make a Rating Prepayment pursuant to Section 9.16. Section 8.9. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make- Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day. SECTION 9. AFFIRMATIVE COVENANTS. Each Obligor, jointly and severally, covenants and agrees that so long as the Notes are outstanding, such Obligor shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 9.

-24- Section 9.1. Financial Statements and Other Reports. The Issuer will deliver, or will cause to be delivered, to each holder of a Note that is an Institutional Investor: (a) Quarterly Financial Statements for the Parent Guarantor and its Subsidiaries. As soon as available and in no event later than the earlier of (i) the date that is forty- five (45) days after the end of each Fiscal Quarter of each Fiscal Year (excluding the fourth Fiscal Quarter), or (ii) the date that is ten (10) days after the filing of Parent Guarantor’s Quarterly Report on Form 10-Q (“Form 10-Q”) with the SEC for such Fiscal Quarter, the consolidated and consolidating balance sheets of the Parent Guarantor and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with (x) a Financial Officer Certification with respect thereto and (y) a statement of the consolidated Funds From Operations of the Parent Guarantor and its Subsidiaries; (b) Audited Annual Financial Statements for the Parent Guarantor and its Subsidiaries. As soon as available and in no event later than the earlier of (x) the date that is ninety (90) days after the end of each Fiscal Year, or (y) the date that is ten (10) days after the filing of Parent Guarantor’s Annual Report on Form 10- K (the “Form 10-K”) with the SEC for such Fiscal Year, (i) the consolidated and consolidating balance sheets of the Parent Guarantor and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with (x) a Financial Officer Certification with respect thereto and (y) a statement of the consolidated Funds From Operations of the Parent Guarantor and its Subsidiaries; and (ii) with respect to such consolidated financial statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by the Parent Guarantor, which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Parent Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards); (c) Compliance Certificate; Borrowing Base Certificate; Quarterly Operating Statements for Unencumbered Pool Properties.

-25- i. Together with each delivery of the financial statements pursuant to clauses (a) and (b) of Section 9.1, a duly completed Compliance Certificate (including all back-up calculations); and ii. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter), (A) a duly completed Borrowing Base Certificate, and (B) if requested by the Required Holders, quarterly operating statements (detailing current quarter and same period prior year, year to date, and trailing 12-month profit and loss summary), occupancy information, a rent roll (including rental rate and lease expiration detail) and other information required to calculate Net Operating Income for each of the then-existing Unencumbered Pool Properties; (d) Annual Budget; Actual Capital Expenditures. As soon as available, but in any event on or prior to January 1st of each calendar year, (i) quarterly forecasts prepared by management of the Parent Guarantor or the Issuer of consolidated balance sheets and statements of income or operations and cash flows of the Parent Guarantor and its Subsidiaries for the Fiscal Year beginning on such January 1st, and (ii) an annual operating budget consisting of statements of income or operations and cash flows and other information for each of the Unencumbered Pool Properties supporting pro forma covenant compliance calculations hereunder, for the Fiscal Year beginning on such January 1st (including the Fiscal Year in which the stated maturity of each Note shall occur). In addition, as soon as available, but in any event on or prior to January 31st of each calendar year, the Issuer will deliver to the holders of the Notes statements reflecting actual capital expenditures for each of the Unencumbered Pool Properties, in each case for the most recent Fiscal Year then ended; (e) Information Regarding Obligors and Subsidiary Guarantors. Each Obligor will furnish to the holders of the Notes prompt written notice, and in any event within ten (10) Business Days, of any change (i) in an Obligor’s or Subsidiary Guarantor’s legal name, (ii) in an Obligor’s or Subsidiary Guarantor’s corporate structure or (iii) in an Obligor’s or Subsidiary Guarantor’s Federal Taxpayer Identification Number; (f) SEC Filings. Promptly, and in any event within five (5) Business Days, after the same are filed, copies of all annual, regular, periodic and special reports and registration statements that the Parent Guarantor may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, provided that any documents required to be delivered pursuant to this Section 9.1(f) shall be deemed to have been delivered on the date (i) on which the Parent Guarantor posts such documents, or provides a link thereto on the Parent Guarantor’s website; or (ii) on which such documents are posted on the Issuer’s behalf on IntraLinks, another secure website, a secure virtual workspace or otherwise, if any, to which each holder of the Notes has access; provided, further, that: (x) upon written request by

-26- any holder of a Note that is an Institutional Investor, the Issuer shall deliver paper copies of such documents to such holder until a written request to cease delivering paper copies is given by the such holder and (y) the Issuer shall notify (which may be by facsimile or electronic mail) the holders of the Notes of the posting of any such documents and, upon written request by any holder of a Note that is an Institutional Investor, provide to such holder by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything to the contrary, as to any information contained in materials furnished pursuant to this Section 9.1(f), the Issuer shall not be separately required to furnish such information under Sections 9.1(a) or (b) above or pursuant to any other requirement of this Agreement or any other Financing Agreement; (g) Notice of Default and Material Adverse Effect. Promptly, and in any event within five (5) Business Days, after any Authorized Officer of an Obligor obtaining knowledge (i) of any condition or event (including, without limitation, any Adverse Proceeding) that constitutes a Default or an Event of Default or that notice has been given to an Obligor with respect thereto; (ii) that any Person has given any notice to an Obligor or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 11(b) or (iii) the occurrence of any Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, event or condition or change, and what action the Obligors have taken, are taking and propose to take with respect thereto; (h) ERISA. (i) Promptly, and in any event within five (5) Business Days after any Authorized Officer of either Obligor becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action an Obligor, any of its Subsidiaries or any of its respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened in writing by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) (1) promptly upon reasonable request of the Required Holders, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by an Obligor, any of its Subsidiaries or any of its respective ERISA Affiliates with respect to each Pension Plan; and (2) promptly after their receipt, copies of all notices received by an Obligor, any of its Subsidiaries or any of its respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; (i) SEC Investigations. Promptly, and in any event within five (5) Business Days after receipt thereof by an Obligor or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible

-27- investigation or other inquiry by such agency regarding financial or other operational results of an Obligor or any Subsidiary thereof; and (j) Other Information. (i) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements and other communications sent or made available generally by the Parent Guarantor to its security holders acting in such capacity or by any Subsidiary of the Parent Guarantor (including the Issuer) to its security holders, if any, other than the Parent Guarantor or another Subsidiary of the Parent Guarantor, provided that no Obligor shall be required to deliver to the holders of the Notes the minutes of any meeting of its Board of Directors, and (ii) such other information and data with respect to the Parent Guarantor or any of its Subsidiaries (including the Issuer) as from time to time may be reasonably requested by the Required Holders. Each notice pursuant to clauses (g) and (h) of this Section 9.1 shall be accompanied by a statement of an Authorized Officer of the Issuer setting forth details of the occurrence referred to therein and stating what action the applicable Obligor(s) has taken and proposes to take with respect thereto. Each notice pursuant to Section 9.1(g) shall describe with particularity any and all provisions of this Agreement and any other Financing Agreement that have been breached. Section 9.2. Existence. Each Obligor will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect (a) its existence under the laws of its jurisdiction of formation or organization, and (b) all rights and franchises, licenses and permits material to its business, except in either case to the extent permitted by Section 10.10 or not constituting an Asset Sale hereunder. Section 9.3. Payment of Taxes and Claims. Each Obligor will, and will cause each Unencumbered Property Owner and each of its other respective Subsidiaries to, pay (a) all federal, state and other material taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon and (b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (ii) as may be applicable at any time, in the case of a tax or claim which has or may become a Lien against any Unencumbered Pool Property, such contest proceedings conclusively operate to stay the sale of any portion of any such Unencumbered Pool Property to satisfy such tax or claim. The Issuer will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Issuer or any Subsidiary). Section 9.4. Maintenance of Properties. Each Obligor will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of each

-28- Obligor and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Section 9.5. Insurance. The Obligors will maintain or cause to be maintained, with financially sound and reputable insurers, property insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of each Obligor and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each Obligor and its Subsidiaries shall at all times comply in all material respects with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting any Unencumbered Pool Property. Section 9.6. Inspections. Each Obligor will, and will cause each Unencumbered Property Owner and each of its other respective Subsidiaries to, permit representatives of each holder of the Notes that is an Institutional Investor to visit and inspect any of its properties, to conduct field audits, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Issuer and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Issuer; provided, however, that so long as no Event of Default exists, the Issuer shall not be obligated to pay for more than one (1) such inspection per year; provided, further, that when an Event of Default exists, the holders of the Notes that are Institutional Investors (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Issuer at any time during normal business hours and without advance notice. Section 9.7. Noteholder Meetings. The Issuer will, upon the request of the Required Holders, participate in a meeting of the holders of the Notes once during each Fiscal Year to be held at the Issuer’s corporate offices (or at such other location as may be agreed to by the Issuer and the Required Holders) at such time as may be agreed to by the Issuer and the Required Holders. Section 9.8. Compliance with Laws and Material Contracts. Each Obligor will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with (a) the USA PATRIOT Act and OFAC rules and regulations, (b) all other Applicable Laws and (c) all Material Contracts, noncompliance with which, with respect to clauses (b) and (c), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 9.9. Use of Proceeds. The Obligors will use the proceeds of the issuance and sale of the Notes for (a) retiring outstanding debt, (b) working capital, capital expenditures, payment of dividends and redemptions, and other lawful corporate purposes (including, but not limited to, the Acquisition of Healthcare Facilities), and (c) to pay transaction fees, costs and

-29- expenses related to the transactions being consummated pursuant to this Agreement and the other Financing Agreements, in each case not in contravention of Applicable Laws or of any Financing Agreement. No portion of the proceeds of the issuance and sale of the Notes shall be used in any manner that causes or might cause such issuance and sale of the Notes or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the FRB as in effect from time to time or any other regulation thereof or to violate the Exchange Act. Section 9.10. Environmental Matters. (a) Environmental Disclosure. Each Obligor will deliver to the holders of the Notes with reasonable promptness, such documents and information as from time to time may be reasonably requested by any holder of a Note that is an Institutional Investor. (b) Hazardous Materials Activities, Etc. Each Obligor shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Obligor or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) respond to any Environmental Claim against such Obligor or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 9.11. Books and Records. Each Obligor will, and will cause its respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Parent Guarantor in conformity with GAAP. Section 9.12. Unencumbered Pool Properties Subject to Eligible Ground Leases.. Each Obligor shall, and shall cause each Unencumbered Property Owner to, with respect to each Unencumbered Pool Property subject to an Eligible Ground Lease: (a) Make all payments and otherwise perform in all material respects all obligations in respect of each such Eligible Ground Lease and keep each such Eligible Ground Lease in full force and effect and not allow any such Eligible Ground Lease to lapse or be terminated or any rights to renew any such Eligible Ground Lease to be forfeited or cancelled, notify the holders of the Notes of any default by any party with respect to any such Eligible Ground Lease and cooperate with the Required Holders in all respects to cure any such default, except, in any case, where the failure to do so would not be reasonably likely to have a Material Adverse Effect. (b) Without limiting the foregoing, with respect to each Eligible Ground Lease related to any Unencumbered Pool Property:

-30- i. pay when due the rent and other amounts due and payable thereunder (subject to applicable cure or grace periods); ii. timely perform and observe all of the material terms, covenants and conditions required to be performed and observed by it as tenant thereunder (subject to applicable cure or grace periods); iii. do all things necessary to preserve and keep unimpaired such Eligible Ground Lease and its material rights thereunder; iv. not waive, excuse or discharge any of the material obligations of the ground lessor or other obligor thereunder; v. diligently and continuously enforce the material obligations of the ground lessor or other obligor thereunder; vi. not do, permit or suffer any act, event or omission which would result in a default thereunder (or which, with the giving of notice or the passage of time, or both, would constitute a default thereunder), in each case which would permit the applicable ground lessor to terminate or exercise any other remedy with respect to such Eligible Ground Lease; vii. cancel, terminate, surrender, modify or amend any of the provisions of any such Eligible Ground Lease or agree to any termination, amendment, modification or surrender thereof if the effect of such cancellation, termination, surrender, modification, amendment or agreement is to (A) shorten the term of such Eligible Ground Lease, (B) increase the rent payable under such Eligible Ground Lease, (C) increase the purchase price under any purchase option concerning the property included in and subject to such Eligible Ground Lease, (D) modify the gross or net leasable area subject to such Eligible Ground Lease, (E) transfer to the ground lessee any costs and/or expenses previously paid by the ground lessor under such Eligible Ground Lease, (F) terminate (or grant the ground lessor additional rights to unilaterally terminate) such Eligible Ground Lease, or (G) subordinate the rights of the applicable Unencumbered Property Owner under such Eligible Ground Lease to any property manager or any other Person, in each case without the prior written consent of the Required Holders; viii. deliver to the holders of the Notes all default and other material notices received by it or sent by it under the applicable Eligible Ground Lease; ix. upon the reasonable written request of the Required Holders, provide to the holders of the Notes any information or materials relating to such Eligible Ground Lease and evidencing such Unencumbered Property Owner’s due observance and performance of its material obligations thereunder;

-31- x. not permit or consent to the subordination of such Eligible Ground Lease to any mortgage or other leasehold interest of the premises related thereto; xi. execute and deliver (to the extent permitted to do so under such Eligible Ground Lease), upon the reasonable request of the Required Holders, any documents, instruments or agreements as may be required to permit the holders of the Notes to cure any default under such Eligible Ground Lease; xii. provide to the holders of the Notes written notice of its intention to exercise any option or renewal or extension rights with respect to such Eligible Ground Lease or easement at least thirty (30) days prior to the expiration of the time to exercise such right or option and duly exercise any renewal or extension option with respect to any such Eligible Ground Lease or easement (either consistent with such notice or upon the direction of the Required Holders); xiii. not treat, in connection with the bankruptcy or other insolvency proceedings of any ground lessor or other obligor, any Eligible Ground Lease as terminated, cancelled, or surrendered pursuant to the Bankruptcy Code without the Required Holders prior written consent; xiv. in connection with the bankruptcy or other insolvency proceedings of any ground lessor or other obligor, ratify the legality, binding effect and enforceability of the applicable Eligible Ground Lease as against the applicable Unencumbered Property Owner within the applicable time period therefore in such proceedings, notwithstanding any rejection by such ground lessor or trustee, custodian or receiver related thereto; and xv. provide to the holders of the Notes not less than thirty (30) days prior written notice of the date on which the applicable Unencumbered Property Owner shall apply to any court or other governmental authority for authority or permission to reject the applicable Eligible Ground Lease in the event that there shall be filed by or against any Unencumbered Property Owner any petition, action or proceeding under the Bankruptcy Code or any similar federal or state law; provided, that each applicable Obligor hereby agrees to execute and deliver (or cause, as to each Unencumbered Property Owner, the execution and delivery) to the holders of the Notes, within ten (10) Business Days of any request therefor, such documents, instruments, agreements, assignments or other conveyances reasonably requested by the Required Holders in connection with or in furtherance of any of the provisions set forth above. Section 9.13. REIT Status. The Parent Guarantor and the Issuer will, and will cause each of their respective Subsidiaries to, operate their businesses at all times so as to satisfy all requirements necessary for the Parent Guarantor to qualify as a REIT, and the Parent Guarantor shall elect to be qualified as a REIT in connection with the filing of the Parent Guarantor’s tax returns for the Fiscal Year ended December 31, 2015. The Parent Guarantor will maintain its

-32- status, and such election to be treated, as a REIT. The Issuer shall at all times be a partnership or other disregarded entity for federal income tax purposes under the Code. Section 9.14. Leasing Matters Regarding Unencumbered Pool Properties. Each Obligor shall (or shall cause the applicable Unencumbered Property Owner with respect to such Unencumbered Pool Property to) (i) observe and perform the material obligations imposed upon the landlord under the Tenant Leases in a commercially reasonable manner; (ii) enforce the terms, covenants and conditions contained in each Tenant Lease against the Tenant thereunder in a commercially reasonable manner, (iii) only amend or waive the terms, covenants and conditions contained in the Tenant Leases in a commercially reasonable manner, (iv) with regard to any Tenant Lease, not terminate any such Tenant Lease or accept a surrender of any such Tenant Lease except by reason of a tenant default or if otherwise commercially reasonable, (v) shall not collect any of the rents from Tenant Leases more than one (1) month in advance (other than security deposits) and (vi) not execute any assignment of lessor’s interest in the Tenant Leases or the rents from Tenant Lease. Section 9.15 Subsidiary Guarantors; Release. (a) The Obligors will cause each of their respective Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of, any Indebtedness under any Material Credit Facility to concurrently therewith: i. enter into a Subsidiary Guarantee in scope, form and substance reasonably satisfactory to the Required Holders or a joinder agreement in respect of the Subsidiary Guarantee, as applicable; and ii. deliver the following to each holder of a Note: (A) an executed counterpart of such Subsidiary Guarantee; (B) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.3 through 5.6, inclusive, 5.21, 5.24 and 5.28 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guarantee rather than the Obligors); (C) all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guarantee and the performance by such Subsidiary of its obligations thereunder; and

-33- (D) an opinion of counsel (including in-house counsel) reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guarantee as the Required Holders may reasonably request. (b) Each holder of a Note fully releases and discharges from the Subsidiary Guarantee a Subsidiary Guarantor, immediately and without any further act, upon such Subsidiary Guarantor being released and discharged as a borrower, an additional or co-borrower or otherwise, for or in respect of, Indebtedness under the applicable Material Credit Facility; provided that (i) no Default or Event of Default exists or will exist immediately following such release and discharge; (ii) if any fee or other consideration is paid or given to any holder of Indebtedness under any Material Credit Facility in connection with such release, other than the repayment of all or a portion of such Indebtedness under such Material Credit Facility, each holder of a Note receives equivalent consideration on a pro rata basis; and (iii) at the time of such release and discharge, the Obligors deliver to each holder of Notes a certificate signed by an authorized responsible officer certifying (x) that such Subsidiary Guarantor has been or is being released and discharged as a borrower, an additional or co-borrower or otherwise, for or in respect of, Indebtedness under all Material Credit Facilities and (y) as to the matters set forth in clauses (i) and (ii) above. Section 9.16. Rating Matters. (a) On or before January 22, 2016, the Obligors shall obtain and provide to the holders written evidence reasonably satisfactory to such holders in form and substance that the Notes have received an Investment Grade Rating from Moody’s. Promptly upon receipt of such Investment Grade Rating, the holders and the Issuer shall jointly instruct the Escrow Agent to disburse from the Escrow Account the escrowed Note proceeds and all other amounts held in the Escrow Account to the Issuer. (b) If the Obligors fail to obtain the Investment Grade Rating from Moody’s on or before January 22, 2016, then the Issuer shall prepay (the “Rating Prepayment”) the entire unpaid principal amount of all Notes, together with interest thereon to the prepayment date and an aggregate termination fee for all Notes of $100,000 (the “Termination Fee”), but without payment of any Make-Whole Amount. The Rating Prepayment shall be made on January 29, 2016 (the “Rating Prepayment Date”). The holders and the Issuer shall jointly instruct the Escrow Agent to apply, on the Rating Prepayment Date, amounts held in the Escrow Account to prepay the entire unpaid principal amount of the Notes held by each holder, together with interest thereon to the Rating Prepayment Date and each holder’s pro rata share of the Termination Fee. To the extent amounts on deposit in the Escrow Account are insufficient to pay all such amounts in full, the Issuer shall remain liable to the holders for payment of such amounts and shall pay such amounts by wire transfer of immediately available funds to the holders in full on

-34- the Rating Prepayment Date. Without limiting the foregoing obligations, the Escrow Agreement shall provide that, if for any reason the Escrow Agent has not received either of the notices described in Sections 9.16(a) or (b) above on or before January 29, 2016, then without any further action by any party, the Escrow Agent shall on February 3, 2016 disburse all amounts in the Escrow Account to the Purchasers to prepay the entire unpaid principal amount of the Notes held by each holder. The Issuer shall remain liable for and shall pay to each holder, by wire transfer of immediately available funds, interest on the Notes accrued to the date of prepayment and each holder’s pro rata share of the Termination Fee. (c) The Obligors will (at the Obligors’ expense) at all times from and after the date of this Agreement maintain a Credit Rating for the Notes from an NRSRO reasonably satisfactory to the Required Holders, confirmed annually in writing to the holders of the Notes, and will provide such NRSRO with all relevant financial information as may be necessary to maintain such Credit Rating. SECTION 10. NEGATIVE COVENANTS. Each Obligor covenants and agrees that so long as the Notes are outstanding, such Obligor shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 10. Section 10.1 Indebtedness. No Obligor shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than: (a) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes issued on the Closing Date and the Guarantees thereof; (b) Indebtedness of an Obligor or any Subsidiary of an Obligor to an Obligor or any other such Subsidiary so long as any such Indebtedness owing by an Obligor to any Subsidiary which is not an Obligor shall be subordinated to the Notes on terms reasonably satisfactory to the Required Holders; (c) Indebtedness incurred pursuant to the Existing Credit Facility or any Credit Document, provided, the Obligors shall be in compliance, on a pro forma basis after giving effect to such Indebtedness, with the financial covenants set forth in Section 10.8, recomputed as of the last day of the most recently ended Fiscal Quarter of the Issuer for which financial statements have been delivered pursuant to Section 9.1; (d) Indebtedness existing on the Closing Date and described in Schedule 5.17, together with any Permitted Refinancing thereof; (e) Indebtedness with respect to (x) Capital Leases and (y) purchase money Indebtedness; provided, in the case of clause (x), that any such Indebtedness shall

-35- be secured only by the asset subject to such Capital Lease, and, in the case of clause (y), that any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness; provided further that the sum of the aggregate principal amount of any Indebtedness under this clause (e) shall not exceed at any time $1,000,000; (f) Indebtedness in respect of any Swap Contract that is entered into in the ordinary course of business to hedge or mitigate risks to which an Obligor or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities (it being acknowledged by the Obligors that a Swap Contract entered into for speculative purposes or of a speculative nature is not a Swap Contract entered into in the ordinary course of business to hedge or mitigate risks); (g) Indebtedness arising in connection with the financing of insurance premiums in the ordinary course of business; (h) cash management obligations and other Indebtedness in respect of endorsements for collection or deposit, netting services, overdraft protections and similar arrangements, in each case, in connection with deposit accounts in the ordinary course of business; (i) Indebtedness representing deferred compensation to officers, directors, employees of the Parent Guarantor and its Subsidiaries; (j) Secured Recourse Indebtedness of an Obligor or any Subsidiary (other than any Subsidiary which is a Guarantor hereunder); provided, the Obligors shall be in compliance, on a pro forma basis after giving effect to such Recourse Indebtedness, with the financial covenants set forth in Section 10.8, recomputed as of the last day of the most recently ended Fiscal Quarter of the Issuer for which financial statements have been delivered pursuant to Section 9.1; (k) Unsecured Indebtedness of the Obligors and their Subsidiaries provided the Obligors shall be in compliance, on a pro forma basis after giving effect to such Unsecured Indebtedness, with the financial covenants set forth in Section 10.8, recomputed as of the last day of the most recently ended Fiscal Quarter of the Issuer for which financial statements have been delivered pursuant to Section 9.1; and (l) Non-Recourse Indebtedness of any Subsidiaries that are not, and are not required to be, Subsidiary Guarantors hereunder and are not Unencumbered Property Owners; provided, the Obligors shall be in compliance, on a pro forma basis after giving effect to such Non-Recourse Indebtedness, with the financial covenants set forth in Section 10.8, recomputed as of the last day of the most recently ended Fiscal Quarter of the Issuer for which financial statements have been delivered pursuant to Section 9.1.

-36- Section 10.2 Liens. No Obligor shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of an Obligor or any of its Subsidiaries, whether now owned or hereafter acquired, created or licensed or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under any Applicable Laws related to Intellectual Property, except: (a) Liens in favor of the holders of the Notes (or an agent on their behalf) securing Indebtedness under this Agreement, the Notes or any Financing Agreement; (b) Liens for Taxes not yet due or for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (c) statutory Liens of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) or 4068 of ERISA that would constitute an Event of Default under Section 11(j)), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts; (d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the subject Real Estate Asset on account thereof; (e) easements, rights of way, restrictions, encroachments, and other minor encumbrances, defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of an Obligor or any of its Subsidiaries; (f) any interest or title of a lessor or sublessor under any lease of real estate not prohibited hereunder (including the interests of any ground lessor under an Eligible Ground Lease respecting any Unencumbered Pool Property);

-37- (g) Liens solely on any cash earnest money deposits made by an Obligor or any of its Subsidiaries in connection with any letter of intent, or purchase agreement permitted hereunder; (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use, operation or development of any real property; (k) licenses of patents, trademarks and other intellectual property rights granted by an Obligor or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of such Obligor or such Subsidiary; (l) Liens existing as of the Closing Date and described in Schedule 10.2; (m) Liens securing purchase money Indebtedness (other than on any Borrowing Base Properties) and Capital Leases to the extent permitted pursuant to Section 10.1(e); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness or the assets subject to such Capital Lease, respectively; (n) Liens in favor of the Administrative Agent securing Indebtedness under the Existing Credit Facility or any Credit Document, provided that the Obligations are concurrently secured equally and ratably with all such Indebtedness under the Existing Credit Facility or Credit Documents pursuant to documentation in form and substance reasonably satisfactory to the Required Holders, including without limitation, an intercreditor agreement and opinions of counsel to the Obligors reasonably acceptable to the Required Holders; (o) Liens on assets other than Borrowing Base Properties consisting of judgment or judicial attachment liens relating to judgments which do not constitute an Event of Default hereunder; (p) licenses (including licenses of Intellectual Property), sublicenses, leases or subleases granted to third parties in the ordinary course of business; (q) Liens in favor of collecting banks under Section 4-210 of the UCC; (r) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

-38- (s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business; (t) Liens securing Secured Recourse Indebtedness and Non-Recourse Indebtedness of an Obligor or any Subsidiary thereof (including any Foreign Subsidiary and any Excluded Subsidiary) on assets other than Borrowing Base Properties to the extent such Secured Recourse Indebtedness or secured Non-Recourse Indebtedness is permitted pursuant to Section 10.1(j) or (l) or Section 10.8(h), provided, Liens permitted under this Section 10.2(t) shall not secure Indebtedness under the Existing Credit Facility; and (u) Liens in favor of the Issuing Bank or the Swingline Lender (each as defined in the Existing Credit Facility as of the date hereof) on cash collateral securing the obligations of a Defaulting Lender (as defined in the Existing Credit Facility as of the date hereof) to fund risk participations under the Existing Credit Facility. Section 10.3 No Further Negative Pledges. No Obligor shall, nor shall it permit any of its Subsidiaries to, enter into any Contractual Obligation (other than this Agreement and the other Financing Agreements) that limits the ability of the Obligors or any such Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this Section 10.3 shall not prohibit (i) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 10.1(e), solely to the extent any such negative pledge relates to the property financed by or subject to Permitted Liens securing such Indebtedness, (ii) any Contractual Obligation incurred or provided in favor of any holder of Indebtedness permitted under Section 10.1(l), solely to the extent such Contractual Obligation prohibits the pledge of the Capital Stock of the Issuer to secure any Indebtedness, (iii) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iv) customary restrictions and conditions contained in any agreement relating to the disposition of any property or assets permitted under Section 10.10 pending the consummation of such disposition, (v) customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (vi) any prohibitions and restrictions contained in the Existing Credit Facility or Credit Documents, so long as such prohibitions and restrictions are not more restrictive than those set forth in the Existing Credit Facility or Credit Documents in effect on the date hereof and (vii) any Contractual Obligation (including, without limitation, any negative pledge) incurred or provided in favor of any holder of Indebtedness permitted under Section 10.1(k). Section 10.4 Restricted Payments. No Obligor shall, nor shall it permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that: (a) each Subsidiary of the Issuer may make Restricted Payments to the Issuer, and the Issuer and each other Subsidiary of the Parent Guarantor may make Restricted Payments to the Parent Guarantor;

-39- (b) the Issuer and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Stock of such Person; and (c) the Obligors and the other Consolidated Parties (if any) shall be permitted to make other Restricted Payments, subject to the limitations with respect thereto set forth in Section 10.8(i). Section 10.5 Burdensome Agreements. No Obligor shall, nor shall it permit any of its Subsidiaries to, enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) pay dividends or make any other distributions to an Obligor or Subsidiary Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to an Obligor or any Subsidiary Guarantor, (iii) make loans or advances to an Obligor or any Subsidiary Guarantor, (iv) sell, lease or transfer any of its property to an Obligor or any Subsidiary Guarantor, (v) pledge its property pursuant to the Financing Agreements or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) other than customary Subsidiary Indebtedness limitations or covenants, act as an issuer or guarantor pursuant to the Financing Agreements or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for (1) this Agreement and the other Financing Agreements, (2) any document or instrument governing Indebtedness incurred pursuant to Section 10.1(c) or Section 10.1(e) or Section 10.1(j); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or secured thereby, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 10.10 pending the consummation of such sale, (5) restrictions contained in the Existing Credit Facility or Credit Documents, so long as such restrictions are not more restrictive than those set forth in the Existing Credit Facility or Credit Documents in effect on the date hereof or (6) any document or instrument governing Indebtedness incurred pursuant to Section 10.1(k). Section 10.6 Investments. No Obligor shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any joint venture and any Foreign Subsidiary, except: (a) Investments in cash and Cash Equivalents and deposit accounts or securities accounts in connection therewith; (b) Investments owned as of the Closing Date in any Subsidiary or Unconsolidated Affiliate, and Investments in any Subsidiary formed or acquired after the Closing Date to the extent such Subsidiary is a Subsidiary Guarantor, or becomes a Subsidiary Guarantor in accordance with Section 9.15; (c) intercompany loans and Guarantees to the extent permitted under Section 10.1; (d) Investments existing on the Closing Date and described on Schedule 10.6;

-40- (e) Investments in Real Estate Assets that constitute Healthcare Facilities (other than Unimproved Land or Construction-In-Process Investments, which shall be subject to the limitations set forth in clause (j) below); (f) Investments in Subsidiaries formed or acquired after the Closing Date that do not own any Unencumbered Pool Properties and that are not required to become Guarantors in accordance with Section 9.15, so long as the Obligors shall be in compliance, on a pro forma basis after giving effect to such Investment, with the financial covenants set forth in Section 10.8, recomputed as of the last day of the most recently ended Fiscal Quarter of the Issuer for which financial statements have been delivered pursuant to Section 9.1; (g) Investments constituting Swap Contracts permitted by Section 10.1(f); (h) Investments constituting accounts or lease or rent receivables, prepayments and deposits, in each case made in the ordinary course of business; (i) Investments in the nature of capital expenditures in respect of any fixed or capital asset, to the extent such capital expenditures constitute normal replacements and maintenance which are properly charged to current operations or other reasonable and customary capital expenditures made in the ordinary course of the business of the Parent Guarantor and its Subsidiaries; (j) subject to the following limitations, Investments in the following asset classes: (i) Capital Stock, the issuer with respect to which is an Unconsolidated Affiliate, and mezzanine loans made to, or similar Investments in, any Person (other than an Affiliate of an Obligor) that owns, directly or indirectly, one or more Real Estate Assets that constitute Healthcare Facilities (“Class I”), (ii) Construction-In- Process (“Class II”), (iii) Unimproved Land (“Class III”), and (iv) Unencumbered Mortgage Receivables (“Class IV;” each of Class I, Class II, Class III and Class IV may be referred to herein individually as a “Class” and collectively as “Classes”): provided, Investments in each of the foregoing asset Classes shall be permitted hereunder only to the extent that the aggregate amount of all Investments in such Class (based on the GAAP book value of each such Investment at such time of determination) does not exceed the corresponding percentage of Total Asset Value for such Class set forth below: Class Investment Type Maximum Percentage I Unconsolidated Affiliates (including any Investments in Unconsolidated Affiliates permitted under clause (b) above) and mezzanine loans and similar Investments 15.0%

-41- II Construction-In-Process 20.0% III Unimproved Land 5.0% IV Unencumbered Mortgage Receivables 10.0% In addition to the foregoing limitations on permitted Investments under this clause (j), at no time shall the aggregate GAAP book value of the Investments in Classes I, II, III and IV above exceed 20.0% of Total Asset Value. Notwithstanding the foregoing, (x) in no event shall an Obligor make any Investment under this Section 10.6 which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 10.4; and (y) in no event shall the Parent Guarantor be permitted to make any equity Investment in any Person other than the Issuer. Section 10.7 Use of Proceeds. No Obligor shall use the proceeds of the issuance and sale of the Notes except pursuant to Section 9.9. Section 10.8 Financial Covenants. No Obligor shall at any time: (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio, tested as of the end of any Fiscal Quarter of the Issuer, to be greater than 0.60 to 1.00. (b) Consolidated Secured Indebtedness Leverage Ratio. Permit the Consolidated Secured Indebtedness Leverage Ratio, tested as of the end of any Fiscal Quarter of the Issuer, to be greater than 30.0%. (c) Consolidated Recourse Secured Leverage Ratio. Permit the Consolidated Recourse Secured Leverage Ratio, tested as of the end of any Fiscal Quarter of the Issuer, to be greater than 10.0%. (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, tested as of the end of any Fiscal Quarter of the Issuer, to be less than 1.50 to 1.00. (e) Consolidated Unsecured Leverage Ratio. Permit the Consolidated Unsecured Leverage Ratio, tested as of the end of any Fiscal Quarter of the Issuer, to be less than 0.60 to 1.00. (f) Unencumbered Debt Service Coverage Ratio. Permit the Unencumbered Debt Service Coverage Ratio, tested as of the end of any Fiscal Quarter of the Issuer, to be less than 1.75 to 1.00. (g) Tangible Net Worth. Permit Tangible Net Worth, tested as of the end of any Fiscal Quarter of the Issuer, to be less than the sum of (x) $742,038,000, plus (y)

-42- an amount equal to, on a cumulative basis, the product of (i) the sum of all Net Cash Proceeds from any Equity Issuance after March 31, 2015, multiplied by (ii) seventy-five percent (75.0%). (h) Priority Debt. The Obligors will not at any time permit the aggregate outstanding principal amount of all Priority Debt to exceed 35% of Total Asset Value as of the last day of the Fiscal Quarter then most recently ended. (i) Distribution Limitation. Permit, for any given four (4) calendar quarter period of the Consolidated Parties, the amount of Restricted Payments made by the Consolidated Parties to the holders of their Capital Stock (excluding any Restricted Payments to such holders of Capital Stock which are Obligors) during such period to exceed the FFO Distribution Allowance for such period; provided, that to the extent no Default or Event of Default then exists or would result from same, each Obligor and each other Subsidiary shall be permitted to make Restricted Payments to the Issuer and the Issuer shall be permitted to make Restricted Payments to Parent Guarantor (and the Issuer may make any corresponding Restricted Payments to the holders (other than the Parent Guarantor) of common and preferred limited partnership units in the Issuer, based on such holders’ individual percentage ownership of Capital Stock in the Issuer or otherwise in accordance with the Issuer’s Organizational Documents), in each case to permit the Parent Guarantor to make Restricted Payments to the holders of the Capital Stock in the Parent Guarantor to the extent necessary to maintain Parent Guarantor’s status as a REIT or to enable the Parent Guarantor to avoid payment of any Tax for any calendar year that could be avoided by reason of a Restricted Payment by Parent Guarantor to the holders of its Capital Stock, with such Restricted Payments by the Parent Guarantor to be made as and when reasonably determined by Parent Guarantor, whether during or after the end of the relevant calendar year, and in all cases as set forth in a certification to the holders of the Notes from the chief financial officer, principal accounting officer, treasurer or controller of the Parent Guarantor. Without limiting the forgoing, in no event shall the Consolidated Parties make any Restricted Payments to the holders of their Capital Stock (other than any Restricted Payments to such holders of Capital Stock which are also Obligors) if or to the extent that a Default or Event of Default then exists or would result from same. (j) Minimum Property Requirement. Permit there to be fewer than fifteen (15) Unencumbered Pool Properties having an Aggregate Unencumbered Pool Property Value Amount greater than or equal to $275,000,000.00 in the Borrowing Base, tested as of the end of any Fiscal Quarter of the Issuer. Section 10.9 Capital Expenditures. The Obligors shall not, and shall not permit any Unencumbered Property Owners to, make or become legally obligated to make any capital expenditures, except to the extent permitted under Section 10.6(i).

-43- Section 10.10 Fundamental Changes; Disposition of Assets; Acquisitions. No Obligor shall, nor shall it permit any of its Subsidiaries to, enter into any Acquisition or transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any Asset Sale, or acquire by purchase or otherwise (other than purchases or other Acquisitions of inventory and materials and the Acquisition of equipment and capital expenditures in the ordinary course of business, subject to Section 10.9) the business, property or fixed assets of, or Capital Stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except: (a) any Subsidiary of the Issuer may be merged with or into the Issuer or any other Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Issuer or a Subsidiary Guarantor; provided, in the case of such a merger, (i) if the Issuer is party to the merger, the Issuer shall be the continuing or surviving Person and (ii) if a Subsidiary Guarantor or an Unencumbered Property Owner is a party to such merger, then a Subsidiary Guarantor or Unencumbered Property Owner shall be the continuing or surviving Person; (b) Asset Sales, so long as no Default or Event of Default then exists or would result from any such Asset Sale and the consideration received for the assets subject to such Asset Sale is in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the applicable Obligor (or similar governing body)); provided, each of the Obligors acknowledges and agrees that no proceeds of any such Asset Sale permitted hereunder shall be used to make Restricted Payments other than in compliance with Sections 10.4 and 10.8(f); and (c) Investments made in accordance with Section 10.6 and the subsequent sale or other disposition of such Investments (so long the consideration received for such Investments subject to such sale or other disposition is in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the applicable Obligor (or similar governing body)); provided, each of the Obligors acknowledges and agrees that no proceeds of any such sale or other disposition permitted hereunder shall be used to make Restricted Payments other than in compliance with Sections 10.4 and 10.8(f). Section 10.11 Disposal of Subsidiary Interests. Except as otherwise permitted hereunder and except for Liens securing the Obligations, no Obligor shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by Applicable Laws; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Obligor (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by Applicable Laws.

-44- Section 10.12 Transactions with Affiliates and Insiders. No Obligor shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any officer, director or Affiliate of the Issuer or any its Subsidiaries on terms that are less favorable to the Issuer or such Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not an officer, director or Affiliate of the Issuer or any of its Subsidiaries; provided, the foregoing restriction shall not apply to (a) any transaction between or among the Obligors; (b) normal and reasonable compensation and reimbursement of expenses of directors in the ordinary course of business; (c) compensation and reimbursement of out-of-pocket expenses, employment and severance arrangements for officers and other employees entered into in the ordinary course of business; (d) equity issuances by the Parent Guarantor not constituting a Change of Control; (e) payments by the Parent Guarantor permitted by Section 10.4; and (e) the payment of customary indemnities to directors, officers and employees in the ordinary course of business. Section 10.13 Prepayment of Other Funded Debt. No Obligor shall, nor shall it permit any of its Subsidiaries to: (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) the terms of any Funded Debt in a manner adverse to the interests of the holders of the Notes (including specifically shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto); (b) amend or modify, or permit or acquiesce to the amendment or modification (including waivers) of, any material provisions of any Subordinated Debt, including any notes or instruments evidencing any Subordinated Debt and any indenture or other governing instrument relating thereto; (c) make any payment in contravention of the terms of any Subordinated Debt; or (d) except in connection with a repayment, refinancing or refunding permitted hereunder, make any voluntary prepayment, redemption, defeasance or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of, any Funded Debt (other than as set forth in Section 5.16, the Indebtedness under the Financing Agreements, intercompany Indebtedness permitted hereunder and Indebtedness permitted under Section 10.1(b)); provided, this Section 10.13(d) shall not prohibit the prepayment or payment at maturity by any Subsidiary of any Specified CMBS Indebtedness if, on or prior to the date of any such payment, (x) the Real Estate Asset subject to and securing such Specified CMBS Indebtedness is, or shall have been, proposed for inclusion in the Borrowing Base in accordance with Section 10.17, and (y) such Subsidiary becomes a Guarantor in accordance with Section 9.15.

-45- Without limiting the foregoing, nothing in this Section 10.13 shall be interpreted or deemed to permit an Obligor or Subsidiary to incur any Funded Debt or Subordinated Debt to the extent such Funded Debt or Subordinated Debt is not otherwise expressly permitted under Section 10.1 or Section 10.8. Section 10.14 Line of Business. The Obligors will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Obligors and their Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Obligors and their Subsidiaries, taken as a whole, are engaged on the date of this Agreement. Section 10.15 Fiscal Year. No Obligor shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year-end from December 31. Section 10.16 Amendments to Organizational Documents/Material Agreements. No Obligor shall, nor shall it permit any of its Subsidiaries to, amend or permit any amendments to its Organizational Documents if such amendment would reasonably be expected to be materially adverse to holders of the Notes, taken as a whole. No Obligor shall, nor shall it permit any of its Subsidiaries to, amend or permit any amendment to, or terminate or waive any provision of, any Material Contract unless such amendment, termination, or waiver would not have a Material Adverse Effect on the holders of the Notes, taken as a whole. Section 10.17 Addition/Removal of Unencumbered Pool Properties. Neither the Issuer nor any other Obligor shall request the addition or a release of any Unencumbered Pool Property or add any Real Estate Asset as an Unencumbered Pool Property hereunder except in accordance with the following: (a) The Issuer may from time to time amend Schedule 5.27 to add an additional Real Estate Asset that qualifies as an Unencumbered Pool Property; provided, no Real Estate Asset shall be included as an Unencumbered Pool Property in any Compliance Certificate or Borrowing Base Certificate delivered to the holders of the Notes, on Schedule 5.27 or otherwise in any calculation of the Borrowing Base unless and until such Real Estate Asset otherwise meets all of the requirements set forth in the definition of “Unencumbered Pool Property” for inclusion in the Borrowing Base. (b) Notwithstanding anything contained herein to the contrary, to the extent any Real Estate Asset previously qualifying as an Unencumbered Pool Property ceases to meet the criteria for qualification as such, such Real Estate Asset shall be immediately removed from all Borrowing Base-related calculations contained herein. Any such property removed from Borrowing Base-related calculations pursuant to this clause (b) shall immediately cease to be a “Unencumbered Pool Property” hereunder, in which case Schedule 5.27 attached hereto shall be deemed to have been immediately amended to remove such Real Estate Asset from the list of Unencumbered Pool Properties.

-46- (c) The Obligors may voluntarily remove any Unencumbered Pool Property from qualification as such if, and to the extent that, the Obligors shall, immediately following such removal, be in compliance with all of the covenants contained in Sections 9 and 10 of this Agreement on a pro forma basis after giving effect to removal of such asset(s), and with all Borrowing Base-related limitations on Outstanding Amounts set forth in this Agreement. No fewer than fifteen (15) Unencumbered Pool Properties having an Aggregate Unencumbered Pool Property Value Amount greater than or equal to $275,000,000.00 shall remain in the Borrowing Base at all times following any voluntary removal of any Unencumbered Pool Property from qualification as such pursuant to this Section 10.17(c). (d) Upon removal of an Unencumbered Pool Property pursuant to clauses (b) or (c) above, (i) Schedule 5.27 shall be immediately amended to remove such Real Estate Asset from the list of Unencumbered Pool Properties; and (ii) the Issuer shall concurrently deliver to the holders of the Notes a written notice of any such voluntary removal or other event or circumstance that results in a Real Estate Asset previously qualifying as an Unencumbered Pool Property ceasing to qualify as such (provided, that such notification shall be accompanied by an updated Compliance Certificate with calculations showing the effect of such removal on the financial covenants contained herein and on any Borrowing Base-related restrictions on the Outstanding Amounts hereunder). Section 10.18 Property Management Agreements Regarding Unencumbered Pool Properties. The Obligors shall ensure that no Unencumbered Property Owner shall, following the date on which any Real Estate Asset is first included as an Unencumbered Pool Property, enter into any property management agreement, or agree to pay any Person any fees or compensation in connection with the management of all or any portion of such Unencumbered Pool Property, except with an Approved Manager. With respect to each Unencumbered Pool Property subject to a property management agreement, the Issuer (or the applicable Unencumbered Property Owner with respect to such Unencumbered Pool Property) shall (i) promptly perform and observe in a commercially reasonable manner all of the covenants required to be performed and observed by it under such property management agreement and do all things necessary (to the extent commercially reasonable) to preserve and to keep unimpaired its material rights thereunder; (ii) promptly deliver to the holders of the Notes a copy of any notice of default or other material notice under such property management agreement received by the Issuer (or the applicable Unencumbered Property Owner with respect to such Unencumbered Pool Property) from the Approved Manager party thereto (including any notice that the Approved Manager intends to terminate such property management agreement or that the Approved Manager otherwise intends to discontinue its management of such Unencumbered Pool Property); and (iii) promptly enforce in a commercially reasonable manner the performance and observance of all of the covenants required to be performed and observed by such Approved Manager under such property management agreement. Section 10.19. Terrorism Sanctions Regulations. The Obligors will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by

-47- a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions. SECTION 11. EVENTS OF DEFAULT. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing: (a) Failure to Make Payments When Due. The Issuer defaults in the payment of (i) any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise or (ii) any interest on any Note for more than five (5) Business Days after the same becomes due; or (b) Default in Other Agreements. (i) Failure of an Obligor or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of (x) Recourse Indebtedness (other than Indebtedness referred to in Section 10.1(a)) or (y) Non-Recourse Indebtedness in an aggregate principal amount of $10,000,000 or more, in each case beyond the grace or cure period, if any, provided therefor; or (ii) breach or default by an Obligor with respect to any other term of (1) one or more items of Indebtedness in the aggregate principal amounts referred to in clauses (i)(x) or (i)(y) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace or cure period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or (c) Breach of Certain Covenants. Failure of the Obligors or any Unencumbered Property Owner, as applicable, to perform or comply with any term or condition contained in Section 9.1, Section 9.2(a), Section 9.5, Section 9.9, Section 9.12 (to the extent such failure would permit the ground lessor under the applicable Eligible Ground Lease to terminate such Eligible Ground Lease), Section 9.13, Section 9.15 or Section 10; or

-48- (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by an Obligor or any Subsidiary Guarantor in any Financing Agreement or in any statement or certificate at any time given by an Obligor or any Subsidiary Guarantor or any of their Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or (e) Other Defaults Under Financing Agreements. Any Obligor or Subsidiary Guarantor shall default in the performance of or compliance with any term contained herein or any of the other Financing Agreement, other than any such term referred to in any other Section of this Section 11.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of the Issuer becoming aware of such default, or (ii) receipt by the Issuer of notice from any holder of a Note that is an Institutional Investor of such default; provided, however, if such default is not capable of being cured within such thirty (30) day period, such period shall be extended for a reasonable period of time (not to exceed thirty (30) additional days), so long as such Obligor or Subsidiary Guarantor has commenced and is diligently pursuing such cure within such initial thirty (30) day period; or (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of an Obligor or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against an Obligor or any of its Subsidiaries under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over an Obligor or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of an Obligor or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of an Obligor or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Obligor or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of

-49- its property; or an Obligor or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) an Obligor or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of an Obligor or any of its Subsidiaries or any committee thereof shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 11.1(f); or (h) Judgments and Attachments. (i) Any one or more money judgments, writs or warrants of attachment or similar process against all or any material portion of any property of an Obligor, any Subsidiary Guarantor or an Unencumbered Property Owner or involving an aggregate amount at any time in excess of $2,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against an Obligor or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or (ii) any non-monetary judgment or order shall be rendered against an Obligor or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or (i) Dissolution. Any order, judgment or decree shall be entered against an Obligor or any of its Subsidiaries decreeing the dissolution or split up of such Obligor or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or (j) Pension Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in liability of an Obligor, any of their Subsidiaries or any of their respective ERISA Affiliates in excess of $2,000,000 during the term hereof and which is not paid by the applicable due date; or (k) Change of Control. A Change of Control shall occur; or (l) Invalidity of Financing Agreements and Other Documents. At any time after the execution and delivery thereof, (i) this Agreement or any other Financing Agreement ceases to be in full force and effect (other than by reason of the satisfaction in full of the Obligations (other than contingent and indemnified obligations not then due and owing) in accordance with the terms hereof) or shall be declared null and void, or (ii) an Obligor or any Subsidiary Guarantor shall contest the validity or enforceability of any Financing Agreement in writing or deny in writing that it has any further liability; or (m) Failure to Maintain REIT Status. The Parent Guarantor shall, for any reason, lose or fail to maintain its status as a REIT or the Issuer shall, for any reason, lose or fail to maintain its status as any of the following: a REIT, a partnership or other disregarded entity (in each case, for federal income tax purposes); or

-50- (n) Management Agreement. There occurs a monetary or material default under a management agreement with respect to an Unencumbered Pool Property (which material default shall include any default which would permit the manager under any such management agreement to terminate such management agreement or would otherwise result in a material increase of the obligations of the Unencumbered Property Owner that is a party to such management agreement) and such default is not remedied prior to the date which is the earlier of (i) thirty (30) days from the occurrence of the event or condition which caused, led to, or resulted in such default, and (ii) the last day of any cure period provided in such management agreement for such default. SECTION 12. REMEDIES ON DEFAULT, ETC. Section 12.1. Acceleration. (a) If an Event of Default with respect to either Obligor described in Section 11(f) or (g) has occurred, all the Notes then outstanding shall automatically become immediately due and payable. (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable. (c) If any Event of Default described in Section 11(a)(i) or 11(a)(ii) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable. Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances. Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or

-51- other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or other Financing Agreement, if applicable, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Obligors nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon. Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by any Financing Agreement (including by any Note) upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Issuer under Section 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. Section 13.1. Registration of Notes. The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

-52- Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a), Exhibit 1(b), Exhibit 1(c) or Exhibit 1(d), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2. Section 13.3. Replacement of Notes. Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. SECTION 14. PAYMENTS ON NOTES. Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make- Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of U.S. Bank, National Association, 461 Fifth Avenue, New York, New York 10017 in such jurisdiction. The Issuer may at any time, by notice

-53- to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction. Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make- Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 13.2. The Issuer will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2. SECTION 15. EXPENSES, ETC. Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Issuer will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of the Financing Agreements (including the Notes) (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Financing Agreements (including the Notes) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Financing Agreements (including the Notes), or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of an Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guarantee and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500 per series. The Obligors will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire

-54- transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note. Section 15.2. Survival. The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of the Financing Agreements (including the Notes) or any Subsidiary Guarantee, and the termination of the Financing Agreements or any Subsidiary Guarantee. SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of either Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guarantee embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof. SECTION 17. AMENDMENT AND WAIVER. Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Obligors and the Required Holders, except that: (a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; (b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 17.1(c)), 11(a), 12, 17 or 20; and (c) Section 8.5 may be amended or waived to permit offers to purchase made by the Issuer or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Issuer and the Super-Majority Holders.

-55- Section 17.2. Solicitation of Holders of Notes. (a) Solicitation. The Obligors will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guarantee. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guarantee to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes. (b) Payment. The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guarantee or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment. (c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guarantee by a holder of a Note that has transferred or has agreed to transfer its Note to either Obligor, any Subsidiary or any Affiliate of either Obligor (either pursuant to a waiver under this Section 17.1(c) or subsequent to Section 8.5 having been amended pursuant to this Section 17.1(c)) in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder. Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guarantee applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note or Subsidiary Guarantee shall operate as a waiver of any rights of any holder of such Note. Section 17.4. Notes Held by Obligors, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guarantee or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guarantee or the Notes to be taken upon the direction of the

-56- holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by either Obligor or any of its Affiliates shall be deemed not to be outstanding. SECTION 18. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent: (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Issuer in writing, (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer in writing, or (iii) if to the Issuer, to the Issuer at 309 N. Water Street, Suite 500, Milwaukee, WI 53202, to the attention of Jeff N. Theiler, with a copy to the attention of Brad D. Page, or at such other address as the Issuer shall have specified to the holder of each Note in writing; or (iv) if to the Parent Guarantor, in care of the Issuer at the address of the Issuer set forth in subclause (iii) above to the attention of Jeff N. Theiler, or at such other address as the Parent Guarantor shall have specified to the holder of each Note in writing. Notices under this Section 18 will be deemed given only when actually received. SECTION 19. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit either Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

-57- SECTION 20. CONFIDENTIAL INFORMATION. For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of either Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by either Obligor or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 9.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guarantee. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by either Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with such Obligor embodying this Section 20. In the event that as a condition to receiving access to information relating to the Obligors or their Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or

-58- otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Obligors, this Section 20 shall supersede any such other confidentiality undertaking. SECTION 21. SUBSTITUTION OF PURCHASER. Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Obligors, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Obligors of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement. SECTION 22. PARENT GUARANTEE. Section 22.1. Guarantee. The Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees (the “Parent Guarantee”), as a primary obligor and not merely as a surety, to each holder and its successors and permitted assigns (a) the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of and Make- Whole Amount and interest on (including, without limitation, interest, whether or not an allowable claim, accruing after the date of filing of any petition in bankruptcy, or the commencement of any bankruptcy, insolvency or similar proceeding relating to the Issuer) the Notes and all other amounts owed or to be owing by the Issuer which becomes due under the terms and provisions of the Financing Agreements, now or hereafter existing under the Financing Agreements whether for principal, Make-Whole Amount, interest (including, without limitation, interest, whether or not an allowable claim, accruing after the date of filing of any petition in bankruptcy, or the commencement of any bankruptcy, insolvency or similar proceeding relating to the Issuer), (b) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or owed by the Issuer under the terms of the Notes and this Agreement and (c) the full and prompt payment, upon demand by any holder of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes or this Agreement or in the protection or enforcement of any rights, privileges or liabilities under the Parent Guarantee or in any consultation or action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or this Agreement or any of the terms thereof or of any other like circumstance or circumstances (all such obligations

-59- being the “Guaranteed Obligations”), and agrees to pay any and all reasonable fees and expenses incurred by each holder in enforcing the Parent Guarantee. Notwithstanding any stay, injunction or other prohibition preventing such action against the Issuer, if for any reason whatsoever the Issuer shall fail or be unable to duly, punctually and fully (in the case of the payment of Guaranteed Obligations) pay such amounts as and when the same shall become due and (in the case of the payment of Guaranteed Obligations) payable, whether or not such failure or inability shall constitute an “Event of Default”, the Parent Guarantor will forthwith (in the case of the payment of Guaranteed Obligations) pay or cause to be paid such amounts to the holders, in lawful money of the United States of America, at the place specified in Section 14, or pay such Guaranteed Obligations or cause such Guaranteed Obligations to be paid, (in the case of the payment of Guaranteed Obligations) together with interest (in the amounts and to the extent required under such Notes) on any amount due and owing. Section 22.2. Parent Guarantor’s Obligations Unconditional. (a) The Parent Guarantee shall constitute a Guarantee of payment and not of collection, and the Parent Guarantor specifically agrees that it shall not be necessary, and that the Parent Guarantor shall not be entitled to require, before or as a condition of enforcing the liability of the Parent Guarantor under the Parent Guarantee or requiring payment or performance of the Guaranteed Obligations by the Parent Guarantor hereunder, or at any time thereafter, that any holder: (a) file suit or proceed to obtain or assert a claim for personal judgment against the Issuer or any other Person that may be liable for or with respect to any Guaranteed Obligation; (b) make any other effort to obtain payment or performance of any Guaranteed Obligation from the Issuer or any other Person that may be liable for or with respect to such Guaranteed Obligation, except for the making of the demands, when appropriate, described in Section 22.1; (c) foreclose against, or seek to realize upon security now or hereafter existing for such Guaranteed Obligations; (d) except to the extent set forth in Section 22.1, exercise or assert any other right or remedy to which such holder is or may be entitled in connection with any Guaranteed Obligation or any security or other guaranty therefor; or (e) assert or file any claim against the assets of the Issuer or any other Person liable for any Guaranteed Obligation. The Parent Guarantor agrees that the Parent Guarantee shall be continuing, and that the Guaranteed Obligations will be paid and performed in accordance with their terms and the terms of the Parent Guarantee, and are the primary, absolute and unconditional obligations of the Parent Guarantor, irrespective of the value, genuineness, validity, legality, regularity or enforceability or lack thereof of any part of the Guaranteed Obligations or any agreement or instrument relating to the Guaranteed Obligations or the Parent Guarantee, or the existence of any indemnities with respect to the existence of any other guarantee of or security for any of the Guaranteed Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance

-60- whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the full and indefeasible due payment and performance of the Guaranteed Obligations), it being the intent of this Section 22.2 that the obligations of the Parent Guarantor hereunder shall be irrevocable, primary, absolute and unconditional under any and all circumstances (other than the full and indefeasible due payment and performance of the Guaranteed Obligations). (b) The Parent Guarantor hereby expressly waives notice of acceptance of and reliance upon the guaranty in the Parent Guarantee, diligence, presentment, demand of payment or performance, protest and all other notices (except as otherwise provided for in Section 22.1) whatsoever, any requirement that the holders exhaust any right, power or remedy or proceed against the Issuer or against any other Person under any other guarantee of, or security for, or any other agreement, regarding any of the Guaranteed Obligations. The Parent Guarantor further agrees that, subject solely to the requirement of making demands under Section 22.1, the occurrence of any event or other circumstance that might otherwise vary the risk of the Issuer or the Parent Guarantor or constitute a defense (legal or equitable) available to, or a discharge of, or a counterclaim or right of set-off by, the Issuer or the Parent Guarantor (other than the full and indefeasible due payment and performance of the Guaranteed Obligations), shall not affect the liability of the Parent Guarantor hereunder. (c) The obligations of the Parent Guarantor under the Parent Guarantee are not subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment or defense based upon any claim the Parent Guarantor or any other Person may have against the Issuer, any holder or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever (whether or not the Parent Guarantor or the Issuer shall have any knowledge or notice thereof), including: i. any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with the Issuer, the holders, or any of them, or any other Person, pertaining to the Guaranteed Obligations; ii. any adjustment, indulgence, forbearance or compromise that might be granted or given by any holder to the Issuer or any other Person liable on the Guaranteed Obligations, or the failure of any holder to assert any claim or demand or to exercise any right or remedy against the Issuer or any other Person under the provisions of the Financing Agreements or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, the Financing Agreements, any guarantee or any other agreement;

-61- iii. the insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Issuer or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the Issuer or any other such Person, or any change, restructuring or termination of the structure or existence of the Issuer or any other such Person, or any sale, lease or transfer of any or all of the assets of the Issuer or any other such Person, or any change in the shareholders, partners, or members of the Issuer or any other such Person; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; iv. the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, the Issuer or any other Person has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from the Issuer or any other Person, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic; v. any full or partial release of the liability of the Issuer on the Guaranteed Obligations or any part thereof, of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by the Parent Guarantor that the Parent Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and the Parent Guarantor has not been induced to enter into the Parent Guarantee on the basis of a contemplation, belief, understanding or agreement that any parties other than the Issuer will be liable to perform the Guaranteed Obligations, or that the holders will look to other parties to perform the Guaranteed Obligations; vi. the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

-62- vii. any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations; viii. the failure of any holder or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security; ix. the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by the Parent Guarantor that the Parent Guarantor is not entering into the Parent Guarantee in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral; x. any payment by the Issuer to any holder being held to constitute a preference under any bankruptcy law or fraudulent conveyance law, or for any reason any holder being required to refund such payment or pay such amount to the Issuer or someone else; xi. any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices the Parent Guarantor or increases the likelihood that the Parent Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of the Parent Guarantor that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash; xii. the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws; xiii. any default, failure or delay, willful or otherwise, in the performance by the Issuer, the Parent Guarantor or any other Person of any obligations of any kind or character whatsoever under the Financing Agreements or any other agreement;

-63- xiv. any merger or consolidation of the Issuer or the Parent Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Issuer, the Parent Guarantor or any other Person to any other Person, any change in the ownership of any shares or partnership interests of the Issuer, the Parent Guarantor or any other Person, or any change in the relationship between the Issuer and the Parent Guarantor or any termination of any such relationship; xv. in respect of the Issuer, the Parent Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer, the Parent Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Issuer, the Parent Guarantor or any other Person and whether or not of the kind hereinbefore specified; or xvi. any other occurrence, circumstance, or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Parent Guarantor (other than the full and indefeasible due payment and performance of the Guaranteed Obligations); provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of the Parent Guarantee that the obligations of the Parent Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment and performance of all obligations of the Issuer under the Financing Agreements in accordance with their respective terms as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer or the Parent Guarantor shall default under or in respect of the terms of the Financing Agreements and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Issuer or the Parent Guarantor under the Financing Agreements (including this Parent Guarantee), the Parent Guarantee shall remain in full force and effect and shall apply to each and every subsequent default. All waivers herein contained shall be without prejudice to the holders at their respective options to proceed against the Issuer, the Parent Guarantor or other Person, whether by separate action or by joinder. (d) The Parent Guarantor hereby consents and agrees that any holder or holders from time to time, with or without any further notice to or assent from the Parent Guarantor may, without in any manner affecting the liability of the Parent

-64- Guarantor under the Parent Guarantee, and upon such terms and conditions as any such holder or holders may deem advisable: i. extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any debt, liability or obligation of the Issuer or the Parent Guarantor or of any other Person secondarily or otherwise liable for any debt, liability or obligations of the Issuer under the Financing Agreements, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or waive the Parent Guarantee; or ii. sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such holder as direct or indirect security for the payment or performance of any debt, liability or obligation of the Issuer, the Parent Guarantor or of any other Person secondarily or otherwise liable for any debt, liability or obligation of the Issuer under the Financing Agreements; or iii. settle, adjust or compromise any claim of the Issuer or the Parent Guarantor against any other Person secondarily or otherwise liable for any debt, liability or obligation of the Issuer under the Financing Agreements. The Parent Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Parent Guarantor shall at all times be bound by the Parent Guarantee and remain liable hereunder. (e) All rights of any holder may be transferred or assigned at any time in accordance with this Agreement and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note in accordance with the terms of this Agreement without the consent of or notice to the Parent Guarantor. (f) No holder shall be under any obligation: (i) to marshal any assets in favor of the Parent Guarantor or in payment of any or all of the liabilities of the Issuer or the Parent Guarantor under or in respect of the Notes or the obligations of the Issuer and the Parent Guarantor under the Financing Agreements or (ii) to pursue any other remedy that the Parent Guarantor may or may not be able to pursue itself and that may lighten the Parent Guarantor’s burden, any right to which the Parent Guarantor hereby expressly waives. Section 22.3. Full Recourse Obligations. The obligations of the Parent Guarantor set forth in this Section 22 constitute the full recourse obligations of the Parent Guarantor enforceable against it to the full extent of all its assets and properties.

-65- Section 22.4. Waiver. The Parent Guarantor unconditionally waives, to the extent permitted by applicable law: (a) notice of any of the matters referred to in Section 22.2; (b) notice to the Parent Guarantor of the incurrence of any of the Guaranteed Obligations, notice to the Parent Guarantor of any breach or default by the Issuer or the Parent Guarantor with respect to any of the Guaranteed Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of any holder against the Parent Guarantor; (c) presentment to the Issuer or the Parent Guarantor or of payment from the Issuer or the Parent Guarantor with respect to any Note or other Guaranteed Obligation or protest for nonpayment or dishonor; (d) any right to the enforcement, assertion, exercise or exhaustion by any holder of any right, power, privilege or remedy conferred in any Note, the other Financing Agreements or otherwise; (e) any requirement of diligence on the part of any holder; (f) any requirement to mitigate the damages resulting from any default under the Notes or the other Financing Agreements; (g) any notice of any sale, transfer or other disposition of any right, title to or interest in any Note or other Guaranteed Obligation by any holder, assignee or participant thereof, or in the other Financing Agreements; (h) any release of the Parent Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder; and (i) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against the Parent Guarantor. Section 22.5. Waiver of Subrogation. Notwithstanding any payment or payments made by the Parent Guarantor hereunder, or any application by any holder of any security or of any credits or claims, the Parent Guarantor will not exercise any rights of any holder or of the Parent Guarantor against the Issuer to recover the amount of any payment made by the Parent Guarantor to any holder hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and the Parent Guarantor shall not exercise any right of recourse to or any claim against assets or property of the Issuer, in each case unless and until the Guaranteed Obligations have been paid in full. Until such time (but not thereafter), the Parent Guarantor hereby expressly waives any right to exercise any claim, right or remedy which the Parent Guarantor may now have or hereafter acquire against the Issuer or any other Person that

-66- arises under the Notes, the other Financing Agreements or from the performance by the Parent Guarantor of the Guaranty hereunder including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of any holder against the Issuer or the Parent Guarantor, or any security that any holder now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. If any amount shall be paid to the Parent Guarantor by the Issuer after payment in full of the Guaranteed Obligations, and all or any portion of the Guaranteed Obligations shall thereafter be reinstated in whole or in part and any holder is required to repay any sums received by any of them in payment of the Guaranteed Obligations, the Parent Guarantee shall be automatically reinstated and such amount shall be held in trust for the benefit of the holders and shall forthwith be paid to the holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this Section 22.5 shall survive the termination of the Parent Guarantee, and any satisfaction and discharge of the Issuer by virtue of any payment, court order or any federal, state or provincial law. Section 22.6. Subordination. If the Parent Guarantor becomes the holder of any indebtedness payable by the Issuer, the Parent Guarantor hereby subordinates all indebtedness owing to it from the Issuer to all indebtedness of the Issuer to the holders, and agrees that, during the continuance of any Event of Default, it shall not accept any payment on the same until payment in full of the Guaranteed Obligations and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid in violation of the foregoing to the Parent Guarantor by the Issuer prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the holders and shall forthwith be paid to the holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, provided further, and notwithstanding this Section 22.6 to the contrary, and for the avoidance of doubt, amounts paid to and accepted by the Parent Guarantor on indebtedness payable by the Issuer to the Parent Guarantor during the non-existence of an Event of Default are permitted and may be retained by the Parent Guarantor. Section 22.7. Effect of Bankruptcy Proceedings, Etc. (a) If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of, the Guaranteed Obligations, any holder is for any reason compelled to surrender or voluntarily surrenders (under circumstances in which it believes it could reasonably be expected to be so compelled if it did not voluntarily surrender), such payment or proceeds to any Person (i) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (ii) for any other similar reason, including, without limitation, (x) any judgment, decree or order of any court or administrative body having jurisdiction over any holder or any of their respective properties or (y) any settlement or compromise of any such claim effected by any holder with any such claimant (including the Issuer), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and the Parent Guarantee shall continue in full force as if such payment or proceeds had not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Obligations or otherwise, and the Parent Guarantor shall be liable to pay the holders, and hereby does indemnify

-67- the holders and hold them harmless for, the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys’ fees, court costs and expenses attributable thereto) incurred by any holder in defense of any claim made against any of them that any payment or proceeds received by any holder in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this Section 22.7(a) shall survive the termination of the Parent Guarantee, and any satisfaction and discharge of the Issuer by virtue of any payment, court order or any federal or state law. (b)If an event permitting the acceleration of the maturity of any of the Guaranteed Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against the Issuer or any other Person of any case or proceeding contemplated by Section 22.7(a) hereof, then, for the purpose of defining the obligation of the Parent Guarantor under the Parent Guarantee, the maturity of the principal amount of the Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if an acceleration had occurred in accordance with the terms of such Guaranteed Obligations, and the Parent Guarantor shall forthwith pay such principal amount, all accrued and unpaid interest thereon, and all other Guaranteed Obligations, due or that would have become due but for such case or proceeding, without further notice or demand. Section 22.8. Term of Guarantee. This guarantee and all guarantees, covenants and agreements of the Parent Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the principal of and interest on the Notes, the other Guaranteed Obligations and other independent payment obligations of the Parent Guarantor under this guarantee shall be indefeasibly paid in cash and performed in full. SECTION 23. MISCELLANEOUS. Section 23.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not. Section 23.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Issuer to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. Section 23.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

-68- prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction. Section 23.4. Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. Section 23.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Section 23.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. Section 23.7. Jurisdiction and Process; Waiver of Jury Trial. (a) Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by Applicable Law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. (b) Each Obligor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Issuer agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. (c) Nothing in this Section 23.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes

-69- may have to bring proceedings against the Issuer in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. (d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH. * * * * *

[Signature Page―Note Purchase and Guarantee Agreement] If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Issuer, whereupon this Agreement shall become a binding agreement between you and the Obligors. Very truly yours, PHYSICIANS REALTY L.P., a Delaware limited partnership By: Physicians Realty Trust, as General Partner By /s/ John T. Thomas ____________________ Name: John T. Thomas Title: President and Chief Executive Officer PHYSICIANS REALTY TRUST, a Maryland real estate investment trust By /s/ John T. Thomas ____________________ Name: John T. Thomas Title: President and Chief Executive Officer

[Signature Page―Note Purchase and Guarantee Agreement] This Agreement is hereby accepted and agreed to as of the date hereof. AMERICAN GENERAL LIFE INSURANCE COMPANY THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK THE VARIABLE ANNUITY LIFE INSURANCE COMPANY AMERICAN HOME ASSURANCE COMPANY LEXINGTON INSURANCE COMPANY NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA UNITED GUARANTY MORTGAGE INDEMNITY COMPANY UNITED GUARANTY RESIDENTIAL INSURANCE COMPANY By: AIG Asset Management (U.S.) LLC, Investment Adviser By: /s/ G. Griffin Behncke ___________________ Name: G. Griffin Behncke Title: Vice President

SCHEDULE B (to Note Purchase Agreement) DEFINED TERMS As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term: “Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the assets of another Person or at least a majority of the Capital Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise. “Adjusted EBITDA” means, for any period, the sum of (a) EBITDA of the Consolidated Parties for the immediately preceding calendar quarter plus (b) non-recurring charges not otherwise added back in the calculation of EBITDA of the Consolidated Parties for the purposes hereof under the definition of “EBITDA”, including Acquisition expenses less (c) the Capital Reserves for such period. “Adjusted NOI” means, for any period with respect to any Unencumbered Pool Property, (a) NOI for such period, less (b) Capital Reserves for such period. “Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of an Obligor or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, whether pending, threatened in writing against an Obligor or any of its Subsidiaries or any material property of an Obligor or any of its Subsidiaries. “Affected Noteholder” is defined within the definition of “Noteholder Sanctions Event.” “Affected Notes” is defined in Section 8.7(a). “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Aggregate Unencumbered Pool Property Value Amount” means, with respect to any pool of Unencumbered Pool Properties as of any date of determination, the aggregate sum of the respective Unencumbered Pool Property Value amounts of each of the Unencumbered Pool Properties in such pool. “Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time. “Anti-Corruption Laws” is defined in Section 5.18(d)(1).

SCHEDULE B (to Note Purchase Agreement) “Anti-Money Laundering Laws” is defined in Section 5.18(c). “Applicable Laws” means, as to any Person, all laws, including all applicable provisions of constitutions, statutes, rules, ordinances, regulations and orders of all Governmental Authorities and all orders, rulings, writs and decrees of all courts, tribunals and arbitrators, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Approved Manager” means (a) any Person listed on Schedule B(1) (as such schedule may be amended from time to time by the Issuer with the approval of the Required Holders) or (b) any other property manager with experience managing properties which are substantially similar to the applicable Unencumbered Pool Property, and which is engaged to manage one or more Unencumbered Pool Properties pursuant to a management agreement between such Person or property manager and the applicable Unencumbered Property Owner that owns (or ground leases) such Unencumbered Pool Property. “Asset Sale” means a sale, lease, sale and leaseback, assignment, conveyance, exclusive license (as licensor), transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of an Obligor or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, including the Capital Stock of any Subsidiary of the Issuer, other than (a) dispositions of surplus, obsolete or worn out property or property no longer used or useful in the business of the Issuer and its Subsidiaries, whether now owned or hereafter acquired, in the ordinary course of business; (b) dispositions of inventory sold, and Intellectual Property licensed or sublicensed, in the ordinary course of business; (c) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (d) dispositions of Cash Equivalents in the ordinary course of business; (e) licenses, sublicenses, leases or subleases granted to any third parties in arm’s-length commercial transactions in the ordinary course of business that do not interfere in any material respect with the business of the Issuer or any of its Subsidiaries; (f) dispositions of property or assets to the extent that (i) such property or assets are exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such dispositions of property or assets are promptly applied to the purchase price of such replacement property; (g) dispositions in the ordinary course of business consisting of the abandonment or cancellation of any Intellectual Property which, in the reasonable good faith determination of the Issuer is not material to the conduct of the business of the Issuer and its Subsidiaries, taken as a whole; and (h) transfers of property or assets subject to casualty, condemnation or similar event upon receipt of the insurance or condemnation proceeds thereof. “Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Off-Balance Sheet Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or agreement that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or agreement were accounted for as a Capital Lease, (c)

SCHEDULE B (to Note Purchase Agreement) in the case of Securitization Transactions, the outstanding principal amount of such financing, after taking into account reserve amounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in the case of Sale and Leaseback Transactions, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease. “Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), chief financial officer, treasurer or assistant treasurer and, solely for purposes of making the certifications required under Section 4.3(c), any secretary or assistant secretary. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.” “Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following: (a) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency and such decree, order or appointment is not vacated or discharged within sixty (60) days of its filing; or (b) the commencement against such Person of an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its property; or (c) such Person shall commence a voluntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or make any general assignment for the benefit of creditors; or (d) the filing of a petition by such Person seeking to take advantage of any Debtor Relief Law or any other applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts; or (e) such Person shall fail to contest in a timely and appropriate manner (and if not dismissed within sixty (60) days) or shall consent to any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Law or consent to any proceeding or action relating to any bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts with respect to its assets or existence; or (f) such Person shall admit in writing an inability to pay its debts generally as they become due.

SCHEDULE B (to Note Purchase Agreement) “Blocked Person” is defined in Section 5.18(a). “Borrowing Base” means, as of any date of determination, that amount which is the lesser of: (a) that amount which would result in a Consolidated Unsecured Leverage Ratio of 0.60 to 1.00, and (b) that amount which would result in an Unencumbered Debt Service Coverage Ratio of 1.75 to 1.00; provided, however, at no time shall: (a) the percentage of the Borrowing Base attributable to Unencumbered Pool Properties that are Healthcare Facilities other than medical office buildings exceed 50.0%; and (b) the percentage of the Borrowing Base attributable to Unencumbered Pool Properties (A) that are subject to Eligible Ground Leases and (B) which are so- called off-campus properties (greater than ½ mile of a hospital campus) exceed 10.0% (but for the avoidance of doubt, any such Real Estate Assets subject to Eligible Ground Leases which are so-called on-campus properties (located within ½ mile of a hospital campus) shall not be subject to the percentage limitation set forth in this clause (b)); and (c) the percentage of the Borrowing Base attributable to any single Unencumbered Pool Property exceed (A) during the period commencing from the first anniversary of the Closing Date to but not including the second anniversary of the Closing Date, 30.0%, and (B) during the period from and after the second anniversary of the Closing Date, 20.0%. To the extent any of the limitations in the forgoing proviso are exceeded, any such excess shall be excluded from the calculation of the Borrowing Base hereunder. All of the foregoing shall be as calculated by Issuer and supported by financial information which has been delivered to the holders of the Notes pursuant to the terms of this Agreement (subject to any restatement of or other adjustment to the financial statements of the Issuer or for any other reason), as approved by the Required Holders from time to time in its sole but reasonable discretion. “Borrowing Base Certificate” shall mean a certificate substantially in the form of Exhibit 9.1(c)-2 hereto delivered to holders of the Notes and (a) setting forth each Real Estate Asset of the Obligors and their Subsidiaries, identifying which such Real Estate Assets are Unencumbered Pool Properties and certifying (subject to the qualifications set forth in clause (b) herein) (1) the Aggregate Unencumbered Pool Property Value Amount, detailing the calculation of the Unencumbered Pool Property Value with respect to each Unencumbered Pool Property, (2) the then applicable Consolidated Unsecured Leverage Ratio, (3) the then applicable Unencumbered Debt Service Coverage Ratio, and (4) the respective percentages of the Borrowing Base attributable to: Unencumbered Pool Properties that are Healthcare Facilities (x) other than medical office buildings, (y) (A) subject to Eligible Ground Leases and (B) which are so-called off-campus properties (greater than ½ mile of a hospital campus), and (z) comprising the single largest Unencumbered Pool Property (based on the percentage of the Borrowing Base attributable to such Unencumbered Pool Property); (b) certifying (in the Issuer’s good faith and based upon its own information and the information made available to an Obligor or

SCHEDULE B (to Note Purchase Agreement) Unencumbered Property Owner by the applicable Tenants respecting the Unencumbered Pool Properties, which information the Obligors believe in good faith to be true and correct in all material respects) (x) as to the calculation of the Borrowing Base as of the date of such certificate and (y) that each Real Estate Asset included in the calculation of the Borrowing Base meets each of the criteria for qualification as (1) an Unencumbered Pool Property and (2) set forth in the definition of Borrowing Base; and (c) providing such other information with respect to the Unencumbered Pool Properties as the Required Holders may reasonably require. “Borrowing Base Properties” means those Unencumbered Pool Properties upon which the Borrowing Base is calculated (or based). “Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed. “Calculation Period” means the trailing twelve (12) month calculation period ending on any date of determination. “Called Principal” is defined in Section 8.6. “Capitalization Rate” means, the rate indicated below with respect to each type of Real Estate Asset, or such higher or lower percentage as shall be required or permitted under the Existing Credit Facility as of such date of determination, provided that the Capitalization Rate shall in no event be less than the floor rate indicated below with respect to each type of Real Estate Asset: Type of Real Estate Asset Rate Floor Rate Medical office buildings 7.25% 6.00% Life science facilities 7.25% 6.25% Long term acute care facilities 9.25% 8.25% Rehabilitation facilities 9.25% 8.25% Skilled nursing facilities 10.00% 9.00% Independent living facilities 7.75% 6.75% Assisted living facilities 7.75% 6.75% “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

SCHEDULE B (to Note Purchase Agreement) “Capital Reserves” means a capital reserve per annum calculated as the sum of $0.50 per square foot times the gross leasable area for each Real Estate Asset owned by a Consolidated Party or an Unconsolidated Affiliate. “Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Capitalized Lease Obligation” means an obligation under a lease of any property (whether real, personal or mixed) that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet prepared in accordance with GAAP as of the applicable date. “Cash Equivalents” means, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s. “CERCLA” is defined within in the definition of “Hazardous Materials” contained in this Schedule B. “Change of Control” means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a

SCHEDULE B (to Note Purchase Agreement) person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the Capital Stock of the Parent Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Parent Guarantor on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent Guarantor cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) the Parent Guarantor ceases to own, directly or indirectly, sixty percent (60.0%) of the limited partnership interests in the Issuer. “CISADA” is defined in Section 5.18(a). “Closing” is defined in Section 3. “Closing Date” is defined in Section 3. “Closing Fee” is defined in Section 4.13. “CMS” means the Centers for Medicare & Medicaid Services, the federal agency responsible for administering the Medicare, Medicaid, SCHIP (State Children’s Health Insurance), HIPAA (Health Insurance Portability and Accountability Act), CLIA (Clinical Laboratory Improvement Amendments), and several other federal health-related programs. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time. “Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit 9.1(c)-1. “Confidential Information” is defined in Section 20.

SCHEDULE B (to Note Purchase Agreement) “Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted EBITDA for the four-Fiscal Quarter period most recently ended, to (b) Fixed Charges for such four-Fiscal Quarter period. “Consolidated Interest Charges” means, for any period, for the Consolidated Parties on a consolidated basis, an amount equal to the sum of (i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (ii) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (iii) the implied interest component of Synthetic Leases with respect to such period. “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date to (b) Total Asset Value on such date. “Consolidated Net Income” means, for any period, without duplication, for the Consolidated Parties on a consolidated basis, the net income of the Parent Guarantor and its Subsidiaries, excluding extraordinary gains and losses for such period, as determined in accordance with GAAP (for the avoidance of doubt, gains and losses from the sale of Real Estate Assets shall not be considered extraordinary gains and losses). “Consolidated Parties” means a collective reference to the Parent Guarantor and the Subsidiaries of the Parent Guarantor, and “Consolidated Party” means any one of them. “Consolidated Recourse Secured Leverage Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Secured Recourse Indebtedness, divided by (b) Total Asset Value. “Consolidated Secured Indebtedness Leverage Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Secured Indebtedness, divided by (b) Total Asset Value. “Consolidated Total Indebtedness” means, as of any date of determination, without duplication, the aggregate amount of Indebtedness of the Consolidated Parties, on a consolidated basis. “Consolidated Total Unsecured Indebtedness” means, as of any date of determination, without duplication, the aggregate amount of Unsecured Indebtedness of the Consolidated Parties, on a consolidated basis. “Consolidated Unsecured Interest Charges” means, for any period, for the Consolidated Parties on a consolidated basis, an amount equal to the Consolidated Interest Charges determined solely with respect to Consolidated Total Unsecured Indebtedness.

SCHEDULE B (to Note Purchase Agreement) “Consolidated Unsecured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Unsecured Indebtedness on such date to (b) the Aggregate Unencumbered Pool Property Value Amount on such date. “Construction-In-Process” means any Real Estate Asset which does not have buildings or other improvements located thereon, but which is under development for the construction of buildings or improvements which will qualify as or will constitute Healthcare Facilities upon completion (or, to the extent any buildings or improvements are located thereon, such buildings or other improvements are under construction and are non-operational, and no certificate(s) of occupancy have been issued with respect thereto), and/or the budgeted costs associated with the Acquisition and construction of such Real Estate Asset, including, but not limited to, the cost of acquiring such Real Estate Asset as reasonably determined by Issuer in good faith, as the context may require. “Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Controlled Entity” means (i) any of the Subsidiaries of the Issuer and any of their or the Issuer’s respective Controlled Affiliates and (ii) if the Issuer has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Credit Document” means any “Credit Document” as defined in the Existing Credit Facility as of the date hereof. “Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person. “Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, and violations of single purpose entity covenants. “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

SCHEDULE B (to Note Purchase Agreement) “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default. “Default Rate” means that rate of interest that is 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes. “Disclosure Documents” is defined in Section 5.22. “Discounted Value” is defined in Section 8.6. “Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia. “EBITDA” means, with respect to a Person for any period, the sum of: (a) net income (or loss) of such Person for such period determined on a consolidated basis (excluding any income or losses from minority interests in the case of the Parent Guarantor), in accordance with GAAP excluding Acquisition related costs, and, exclusive of the following (but only to the extent included in determination of such net income (loss)): (i) depreciation and amortization expense; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or non-recurring gains and losses; plus (b) such Person’s pro rata share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of deferred market rent into income pursuant to Statement of Financial Accounting Standards number 141. “Eligible Ground Lease” means, at any time, a ground lease (a) under which an Unencumbered Property Owner is the lessee and is the fee owner of the structural improvements located thereon, (b) that has a remaining term of not less than thirty (30) years (including the initial term and any additional extension options that are solely at the option of such Unencumbered Property Owner), (c) where no party to such lease is subject to a then continuing Bankruptcy Event, (d) such ground lease (or a related document executed by the applicable ground lessor) contains customary provisions protective of a first mortgage lender to the ground lessee thereunder, (e) where such Unencumbered Property Owner’s interest in the underlying Real Estate Asset or the ground lease is not subordinate to any Lien other than any fee mortgage (so long as the mortgagee under such fee mortgage has agreed not to disturb the rights and interests of such Unencumbered Property Owner pursuant to a non-disturbance agreement reasonable satisfactory to the Required Holders), any Permitted Liens and such other encumbrances that are reasonably acceptable to the Required Holders, and (f) which is otherwise reasonably acceptable to the Required Holders. “Eligible Tenant” means a Tenant which (a) is not in arrears on any required rental payment, principal or interest payment, payments of real property taxes or payments of premiums on insurance policies with respect to its lease beyond the later of (i) the applicable grace period with respect thereto, if any, and (ii) sixty (60) days; (b) is not subject to a then continuing Bankruptcy Event; and (c) is reasonably acceptable in all material respects to the Required Holders.

SCHEDULE B (to Note Purchase Agreement) “employee benefit plan” is defined in Section 6.2 “Environmental Claim” means any known investigation, written notice, written notice of violation, written claim, action, suit, proceeding, written demand, abatement order or other written order or directive (conditional or otherwise), by any Person arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to human health, safety, natural resources or the environment. “Environmental Laws” means any and all current or future federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other written requirements of Governmental Authorities relating to (i) any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) protection of the environment from pollution, in any manner applicable to an Obligor or any of its Subsidiaries or their respective Facilities. “Equity Interests” means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “Equity Issuance” means, with respect to the Parent Guarantor or any of its Subsidiaries, any issuance or sale by the Parent Guarantor or such Subsidiary of shares of its Equity Interests, other than an issuance (a) to the Parent Guarantor or any of its wholly-owned Subsidiaries, (b) in connection with a conversion of debt securities to equity, (c) in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, (d) which occurred prior to the Closing Date, or (e) in connection with any Acquisition or capital expenditures permitted under this Agreement. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with an Obligor under section 414 of the Code. “ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those

SCHEDULE B (to Note Purchase Agreement) for which notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code), the failure to make by its due date any minimum required contribution or any required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make by its due date any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal from any Pension Plan with two (2) or more contributing sponsors or the termination of any such Pension Plan, in either case resulting in material liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition reasonably likely to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, each case reasonably likely to result in material liability; (vii) the withdrawal of an Obligor, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if such withdrawal is reasonably likely to result in material liability, or the receipt by an Obligor, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it is in “critical” or “endangered” status within the meaning of Section 103(f)(2)(G) or ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, if such reorganization, insolvency or termination is reasonably likely to result in material liability; (viii) the imposition of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan if such fines, penalties, taxes or related charges are reasonably likely to result in material liability; (ix) the assertion of a material claim (other than routine claims for benefits and funding obligations in the ordinary course) against any Pension Plan other than a Multiemployer Plan or the assets thereof, or against any Person in connection with any Pension Plan such Person sponsors or maintains reasonably likely to result in material liability; (x) receipt from the Internal Revenue Service of a final written determination of the failure of any Pension Plan intended to be qualified under Section 401(a) of the Code to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any such plan to qualify for exemption from taxation under Section 501(a) of the Code; or (xi) the imposition of a lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA. “Escrow Account” is defined in Section 4.11. “Escrow Agent” means First American Title Insurance Company, in its capacity as Escrow Agent under the Escrow Agreement, or its successors from time to time. “Escrow Agreement” means the Escrow Agreement, dated as of the date hereof, among the Escrow Agent, the Issuer and the Purchasers, as amended from time to time. “Event of Default” means each of the conditions or events set forth in Section 11.

SCHEDULE B (to Note Purchase Agreement) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute. “Excluded Subsidiary” means (a) any Subsidiary of the Obligors (i) holding title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary; (ii) which is prohibited from guarantying the Indebtedness of any other Person pursuant to (A) any document, instrument or agreement evidencing such Secured Indebtedness or (B) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness; and (iii) the liabilities for which none of the Guarantors (other than the Parent Guarantor), any of their respective Subsidiaries (other than another Excluded Subsidiary) has any contingent liability or is otherwise liable with respect to any of the Indebtedness of such Subsidiary, except for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions from non-recourse liability, or (b) any Subsidiary which is not a Wholly-Owned Subsidiary and with respect to which the Parent Guarantor or the Issuer, as applicable, does not have sufficient voting power (and is unable, after good faith efforts to do so, to cause any necessary non-affiliated equity holders to agree) to cause such entity to become a “Guarantor” or, notwithstanding such voting power, the interests of such non-affiliated holders has material economic value in the reasonable judgment of the Issuer that would be impaired by such Subsidiary becoming a “Guarantor,” or (c) Ziegler-Florida 4, so long as the only assets owned by Ziegler-Florida 4 consist of the Florida Equity Interests and any proceeds from the sale or other disposition of the Florida Equity Interests. “Existing Credit Facility” is defined within the definition of “Material Credit Facility.” “Facility” means any real property including all buildings, fixtures or other improvements located on such real property now, hereafter or heretofore owned, leased, operated or used by the Obligors or any of their Subsidiaries or any of their respective predecessors. “FFO Distribution Allowance” means (a) prior to March 31, 2016, an unlimited amount, (b) as of the end of any Fiscal Quarter on or after March 31, 2016 and prior to December 31, 2016, an amount equal to 100% of Funds From Operations for the period commencing January 1, 2016 through such Fiscal Quarter end, and (c) for any four (4) Fiscal Quarter period of the Consolidated Parties ending as of the end of any Fiscal Quarter on or after December 31, 2016, an amount equal to 95% of Funds From Operations for such four (4) Fiscal Quarter period. “Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer, principal accounting officer, treasurer or controller of the Parent Guarantor that such financial statements fairly present, in all material respects, the financial condition of the Parent Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year end adjustments.

SCHEDULE B (to Note Purchase Agreement) “Financing Agreements” means, collectively, this Agreement, the Notes, each Subsidiary Guarantee, the Escrow Agreement and any other agreement or instrument executed and delivered in connection with this Agreement. “Fiscal Quarter” means a fiscal quarter of any Fiscal Year. “Fiscal Year” means the fiscal year of the Obligors and their Subsidiaries ending on December 31 of each calendar year. “Fitch” means Fitch Ratings Inc., together with its successors. “Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Charges for such period, plus (b) all regularly scheduled principal payments made with respect to Indebtedness of the Obligors and their respective Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full (provided that any such regularly scheduled principal payments that are not payable monthly shall, for purposes of this definition, be treated as if such payment were payable in equal monthly installments commencing on such payment date to and including the month immediately prior to the date of the next such scheduled payment or, if there is no such next scheduled payment, the maturity date therefor), plus (c) all Preferred Dividends paid during such period. Each Consolidated Party’s Ownership Share of the Fixed Charges of its Unconsolidated Affiliates shall be included in the determination of Fixed Charges. “Florida Equity Interests” means the Equity Interests in CED Summerfield Square, LLC held or owned by Ziegler-Florida 4 as of the Closing Date. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “Form 10-Q” is defined in Section 9.1(a). “Form 10-K” is defined in Section 9.1(b). “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Funded Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP (except as provided in clauses (a)(ii) and (b) below): (a) all obligations for borrowed money, whether current or long-term (including the Obligations hereunder), all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments but specifically excluding (i) trade payables incurred in the ordinary course of business and (ii) earn outs or other similar deferred or contingent obligations incurred in connection with any Acquisition until such time as such earn outs or obligations are recognized as a

SCHEDULE B (to Note Purchase Agreement) liability on the balance sheet of the Issuer and its Subsidiaries in accordance with GAAP; (b) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created), including, without limitation, any earn out obligations recognized as a liability on the balance sheet of the Parent Guarantor and its Subsidiaries in accordance with GAAP; (c) all obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties); (d) the Attributable Indebtedness of Capital Leases, Synthetic Leases and Securitization Transactions; (e) all Preferred Stock and comparable Equity Interests providing for mandatory redemption, sinking fund or other like payments; (f) Guarantees in respect of Funded Debt of another Person; and (g) Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof. For purposes hereof, the amount of Funded Debt shall be determined (i) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), (ii) based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), and (iii) based on the amount of Funded Debt that is the subject of the Guarantees in the case of Guarantees under clause (f). “Funds From Operations” means, with respect to the immediately prior Fiscal Quarter, Consolidated Net Income after adjustments for unconsolidated partnerships and joint ventures as hereafter provided, plus depreciation and amortization; provided, that, to the extent such calculations include amounts allocable to Unconsolidated Affiliates, such calculations shall be without duplication and shall only include such amounts to the extent attributable to the applicable Ownership Share of any Consolidated Party in such Unconsolidated Affiliate. Without limiting the foregoing, notwithstanding contrary treatment under GAAP, for purposes hereof, (a) “Funds From Operations” shall include, and be adjusted to take into account, (i) the Parent Guarantor’s interests in unconsolidated partnerships and joint ventures, on the same basis as consolidated partnerships and subsidiaries, as provided in the “white paper” issued in April 2002 by the National Association of Real Estate Investment Trusts, as may be amended from time to time, and (ii) amounts deducted from net income as a result of pre-funded fees or expenses incurred in connection with Acquisitions permitted under the Financing Agreements

SCHEDULE B (to Note Purchase Agreement) that can no longer be capitalized due to FAS 141R changes and charges relating to the under- accrual of earn outs due to the FAS 141R changes, and (b) net income (or loss) of the Consolidated Parties shall not include gains (or, if applicable, losses) resulting from or in connection with (i) restructuring of indebtedness, (ii) sales of property, (iii) sales or redemptions of Preferred Stock or (iv) non cash asset impairment charges. “GAAP” means accounting principles generally accepted in the United States in effect as of the date of determination thereof. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing)). “Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority. “Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity. “governmental plan” is defined in Section 6.2. “Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as

SCHEDULE B (to Note Purchase Agreement) determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. “Guarantors” means the Parent Guarantor and any Subsidiary Guarantor. “Hazardous Materials” means any hazardous substances defined by the Comprehensive Environmental Response Compensation and Liability Act, 42 USCA 9601, et. seq., as amended (“CERCLA”), including any hazardous waste as defined under 40 C.F.R. Parts 260-270, gasoline or petroleum (including crude oil or any fraction thereof), asbestos or polychlorinated biphenyls. “Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing. “Healthcare Facility” means any medical office building, outpatient center, group medical practice clinic, ambulatory surgery center (ASC) (hospital-sponsored or seasoned group practice-sponsored), specialty hospital (short-term stay surgery, inpatient rehabilitation hospitals (IRH), oncology), general acute care hospitals, selected post-acute/long-term care facilities and selected senior housing facilities or other property typically owned by healthcare real estate investment trusts and any ancillary businesses that are incidental to the foregoing. “Healthcare Laws” is defined in Section 5.25(a). “HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and the related regulations set forth at 45 CFR Parts 160 and 164. “HMO” means any health maintenance organization, managed care organization, any Person doing business as a health maintenance organization or managed care organization, or any Person required to qualify or be licensed as a health maintenance organization or managed care organization under applicable federal or state law (including, without limitation, HMO regulations). “holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register. “INHAM Exemption” is defined in Section 6.2(e). “Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money

SCHEDULE B (to Note Purchase Agreement) borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Capital Stock (other than Mandatorily Redeemable Stock)); (h) net obligations under any Swap Contract (which shall be deemed to have an amount equal to the Swap Termination Value thereof at such time but in no event shall be less than zero); (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to non-recourse liability); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s Ownership Share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). “Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note. “Intellectual Property” means all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises related to intellectual property, licenses related to intellectual property and all other intellectual property rights.

SCHEDULE B (to Note Purchase Agreement) “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested plus the cost of all additions thereto, minus repayment of or returns on such Investment, without adjustment for subsequent increases or decreases in the value of such Investment. “Investment Grade Rating” means a Credit Rating of BBB-/Baa3/BBB- (or the equivalent) or higher from a Rating Agency. “Issuer” is defined in the preamble. “Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities. “Make-Whole Amount” is defined in Section 8.6. “Mandatorily Redeemable Stock” means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock or other equivalent common Capital Stock), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for common stock or other equivalent common Capital Stock); in each case, on or prior to the date on which all of the Obligations are scheduled to be due and payable in full. “Margin Stock” means as defined in Regulation U of the FRB as in effect from time to time. “Master Agreement” means as defined in the definition of “Swap Contract” contained in this Schedule B. “Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Obligors and their Subsidiaries taken as a whole.

SCHEDULE B (to Note Purchase Agreement) “Material Adverse Effect” means any effect, event, condition, action, omission, change or state of facts that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a material adverse effect with respect to (i) the business, operations, properties, assets, or financial condition of the Obligors and their Subsidiaries taken as a whole; (ii) the ability of the Obligors, taken as a whole, to fully and timely perform their obligations under Financing Agreements to which they are a party; (iii) the legality, validity, binding effect, or enforceability against an Obligor or Subsidiary Guarantor of any Financing Agreement to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, the holders of the Notes under any Financing Agreement. “Material Contract” means any Contractual Obligation to which the Obligors or any of their Subsidiaries, or any of their respective assets, are bound (other than those evidenced by the Financing Agreements) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect. “Material Credit Facility” means, as to each Obligor and its Subsidiaries, (a) the Credit Agreement, dated as of September 18, 2014, among the Issuer, the Parent Guarantor and certain Subsidiaries and other Affiliates party thereto, KeyBank National Association, as administrative agent, KeyBanc Capital Markets Inc., Regions Capital Markets and BMO Capital Markets, and the lenders party thereto, as amended by the First Amendment to Credit Agreement, dated as of June 5, 2015, Second Amendment to Credit Agreement, dated as of July 22, 2015, Third Amendment to Credit Agreement, dated as of December 16, 2015, and Fourth Amendment to Credit Agreement, dated as of January 6, 2016, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof (collectively, the “Existing Credit Facility”); and (b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Obligors, or in respect of which an Obligor is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility; provided, however, that the agreements, instruments and other documentation evidencing Secured Indebtedness related to any Real Estate Asset will not be a Material Credit Facility under any circumstances. “Material Lease” means any Tenant Lease which, individually or when aggregated with all other leases at such Unencumbered Pool Property with the same Tenant or any Affiliate of such Tenant, demises either (x) 15,000 square feet or more or (y) 50% or more of such Unencumbered Pool Property’s gross leasable area. For purposes of determining whether a Tenant Lease which is a “pad” or “ground lease” is a Material Lease under the foregoing clause (y), the gross leasable area of any building to be used by the tenant shall be considered and not the surface land area to be leased pursuant to such Tenant Lease.

SCHEDULE B (to Note Purchase Agreement) “Maturity Date” is defined in the first paragraph of each of the Notes. “Medicaid” means the medical assistance programs administered by state agencies and approved by CMS pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. §§1396 et seq. and related regulations. “Medical Services” means medical and health care services provided to a Person, including, but not limited to, medical and health care services provided to a Person which are covered by a policy of insurance, and includes, without limitation, physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out- patient behavioral healthcare services, and medicine or health care equipment provided to a Person for a necessary or specifically requested valid and proper medical or health purpose. “Medicare” means the program of health benefits for the aged and disabled administered by CMS pursuant to the terms of Title XVIII of the Social Security Act, codified at 42 U.S.C. §§1395 et seq. and related regulations. “Moody’s” means Moody’s Investor Services, Inc., together with its successors. “Mortgage Receivables” means any loan receivables or similar contracts or arrangements for the payment of money, whether senior or subordinated (in right of payment or otherwise), the obligations under which are secured or backed by commercial real estate, which loan receivables may include commercial mortgage pass-through certificates and commercial mortgage-backed bonds or similar securities and the commercial mortgage loans and properties underlying or backing them, or whole loans, whether senior or subordinated (in right of payment or otherwise), secured by commercial real estate. “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA). “NAIC” means the National Association of Insurance Commissioners or any successor thereto. “Negative Pledge” means any agreement (other than the Financing Agreements) that in whole or in part prohibits the creation of any Lien on any assets of a Person; provided, however, that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a “Negative Pledge” for purposes of this Agreement. “Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by any Consolidated Party in connection with any Equity Issuance, net of (a) direct costs incurred in connection therewith (including legal, accounting and investment banking fees

SCHEDULE B (to Note Purchase Agreement) and expenses, sales commissions and underwriting discounts), and (b) estimated taxes paid or payable (including sales, use or other transactional taxes and any net marginal increase in income taxes) as a result thereof. For purposes hereof, “Net Cash Proceeds” includes any cash or Cash Equivalents received upon the disposition of any non-cash consideration received by any Consolidated Party in connection with any Equity Issuance from and after the date of such disposition of such non-cash consideration. “Net Operating Income” or “NOI” means, for any Real Estate Asset and for a given period, an amount equal to the sum of (a) the gross revenues for such Real Estate Asset for such fiscal period received in the ordinary course of business (excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of Tenants’ obligations for rent), minus (b) all operating expenses incurred with respect to such Real Estate Asset for such fiscal period (including an appropriate accrual for property taxes, insurance and other expenses not paid quarterly, but excluding debt service charges, income taxes, depreciation, amortization and other non-cash expenses), including a management fee equal to the greater of 4.0% or actual, minus, without duplication of the foregoing, applicable rental payments made by the applicable Unencumbered Property Owner, including with respect to any Eligible Ground Lease relating to such Real Estate Asset. “Non-Recourse Indebtedness” means, for any Person, any Indebtedness of such Person for the repayment of which such Person has no personal liability (other than for Customary Recourse Exceptions) and/or with respect to which recourse of the applicable holder of such Indebtedness for non-payment is limited to such holder’s Liens on a particular asset or group of assets (other than for Customary Recourse Exceptions). “Noteholder Sanctions Event” means, with respect to any holder of a Note (an “Affected Noteholder”), such holder or any of its affiliates being in violation of or subject to sanctions (a) under any U.S. Economic Sanctions Laws as a result of an Obligor or any Controlled Entity becoming a Blocked Person or, directly or indirectly, having any investment in or engaging in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Blocked Person or (b) under any similar laws, regulations or orders adopted by any State within the United States as a result of the name of an Obligor or any Controlled Entity appearing on a State Sanctions List. “Notes” is defined in Section 1. “NRSRO” means a Nationally Recognized Statistical Rating Organization so designated by the SEC whose status has been confirmed by the SVO. “Obligations” means, with respect to each Obligor and Subsidiary Guarantor, all advances to, and debts, liabilities, obligations, covenants and duties of, the Obligors and the Subsidiary Guarantors arising under or otherwise with respect to this Agreement, the Notes and each other Financing Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against an Obligor, any Subsidiary Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws

SCHEDULE B (to Note Purchase Agreement) naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. “Obligors” is defined in the preamble. “Occupancy Rate” means, as of any date of determination (a) the aggregate square footage of leaseable area of an Unencumbered Pool Property that is leased by one or more Tenants (in possession and paying rent) on such date divided by (b) the gross square footage of leaseable area of such Unencumbered Pool Property on such date. “OFAC” is defined in Section 5.18(a). “OFAC Listed Person” is defined in Section 5.18(a). “OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx. “Off-Balance Sheet Obligation” means the monetary obligation of a Person under (a) a Synthetic Lease or similar off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Officer’s Certificate” means a certificate of an Authorized Officer of the Issuer whose responsibilities extend to the subject matter of such certificate. “Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, certificate of formation or comparable documents, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Financing Agreement requires any Organizational Document to be certified by a secretary of state or similar Governmental Official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such Governmental Official. “Ownership Share” means the percentage of the Capital Stock owned by a Consolidated Party in an Unconsolidated Affiliate accounted for pursuant to the equity method of accounting under GAAP. “Parent Guarantee” is defined in Section 22.1. “Parent Guarantor” is defined in the preamble.

SCHEDULE B (to Note Purchase Agreement) “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto. “Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA and which is sponsored, maintained or contributed to by, or required to be contributed to by, an Obligor or any of its ERISA Affiliates or with respect to which an Obligor or any of its ERISA Affiliates previously sponsored, maintained or contributed to, or was required to contribute to, and still has liability. “Permitted Liens” means each of the Liens permitted pursuant to Section 10.2. “Permitted Refinancing” means any extension, renewal or replacement of any existing Indebtedness so long as any such renewal, refinancing and extension of such Indebtedness (a) has market terms and conditions, (b) has an average life to maturity that is greater than that of the Indebtedness being extended, renewed or refinanced, (c) does not include an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (d) remains subordinated, if the Indebtedness being refinanced or extended was subordinated to the prior payment of the Obligations, such extended, renewed or refinanced Indebtedness, (e) does not exceed in a principal amount the Indebtedness being renewed, extended or refinanced plus reasonable fees and expenses incurred in connection therewith, and (f) is not incurred, created or assumed, if any Default or Event of Default has occurred and continues to exist or would result therefrom. “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority. “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Issuer or any ERISA Affiliate or with respect to which the Issuer or any ERISA Affiliate may have any liability. “Preferred Dividends” means, for any given period and without duplication, all Restricted Payments accrued or paid (and in the case of Restricted Payments paid, which were not accrued during a prior period) during such period on Preferred Stock issued by an Obligor or a Subsidiary. Preferred Dividends shall not include dividends or distributions paid or payable (a) solely in Capital Stock (other than Mandatorily Redeemable Stock) payable to holders of such class of Capital Stock; (b) to the Issuer or a Subsidiary; or (c) constituting or resulting in the redemption of Preferred Stock, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full. “Preferred Stock” means, with respect to any Person, Capital Stock in such Person which are entitled to preference or priority over any other Capital Stock in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

SCHEDULE B (to Note Purchase Agreement) “Priority Debt” means (without duplication), as of the date of any determination thereof, the sum of (a) all Indebtedness of the Obligors and their Subsidiaries secured by Liens, other than Indebtedness secured by Liens permitted by Sections 10.2(a) through (s), inclusive, and 10.2(u) and (b) all unsecured Indebtedness of Subsidiaries, including all of their Guarantees of Indebtedness of an Obligor, but excluding (i) unsecured Indebtedness of Subsidiaries owing to an Obligor or any other Subsidiary, and (ii) all unsecured Indebtedness of the Subsidiary Guarantors. “Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible. “PTE” is defined in Section 6.2(a). “Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Obligors and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer. “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act. “QPAM Exemption” is defined in Section 6.2(d). “Rating Agency” means S&P, Moody’s, or Fitch. “Rating Prepayment” is defined in Section 9.16(b). “Rating Prepayment Date” is defined in Section 9.16(b). “Real Estate Asset” means, a parcel of real property, together with all improvements (if any) thereon (including all tangible personal property owned by the Person with a fee or leasehold interest in such real property and used in connection with such fee or leasehold interest in such real property), owned in fee simple or leased pursuant to a ground lease by any Person; “Real Estate Assets” means a collective reference to each Real Estate Asset. “Recourse Indebtedness” means Indebtedness that is not Non-Recourse Indebtedness; provided that personal recourse for Customary Recourse Exceptions shall not, by itself, cause such Indebtedness to be characterized as Recourse Indebtedness. “Reinvestment Yield” is defined in Section 8.6. “REIT” means a real estate investment trust as defined in Sections 856 through 860 of the Code.

SCHEDULE B (to Note Purchase Agreement) “Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater. “Remaining Average Life” is defined in Section 8.6. “Remaining Scheduled Payments” is defined in Section 8.6. “Rent Coverage Ratio” means, as of any date of determination with respect any Real Estate Asset to be included as an Unencumbered Pool Property, for the applicable Calculation Period, the ratio, as calculated by Issuer and approved by the Required Holders, of (a) the aggregate sum of Adjusted NOI for such Real Estate Asset to (b) the actual rental payments received by the Issuer or applicable Unencumbered Property Owner which owns such Real Estate Asset in fee simple (or leases such Real Estate Asset under an Eligible Ground Lease) with respect to all applicable Tenant Leases during such applicable Calculation Period. “Required Holders” means at any time on or after the Closing, the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Issuer or any of its Affiliates). “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Obligors or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing. “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto. “Sale and Leaseback Transaction” means, with respect to either Obligor or any Subsidiary, any arrangement, directly or indirectly, with any Person (other than an Obligor or an Unencumbered Property Owner) whereby an Obligor or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter

SCHEDULE B (to Note Purchase Agreement) acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred. “Sanctions Prepayment Date” is defined in Section 8.7(a). “Sanctions Prepayment Offer” is defined in Section 8.7(a). “Sanctions Prepayment Response Date” is defined in Section 8.7(a). “SEC” means the Securities and Exchange Commission of the United States, or any successor thereto. “Secured Indebtedness” means, as of any date of determination, that portion of Consolidated Total Indebtedness which is secured by a Lien on any real property owned or leased by the Obligors or any Subsidiary or Unconsolidated Affiliate, as applicable. “Secured Recourse Indebtedness” means any Secured Indebtedness that is also Recourse Indebtedness. “Security” or “Securities” means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement (e.g., stock appreciation rights), options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing. “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect. “Securitization Receivables” is defined within the definition of “Securitization Transaction” contained in this Schedule B. “Securitization Subsidiary” is defined within the definition of “Securitization Transaction” contained in this Schedule B. “Securitization Transaction” means any financing or factoring or similar transaction (or series of such transactions) entered by the Obligors or any of their Subsidiaries pursuant to which the Obligors or such Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment (the “Securitization Receivables”) to a special purpose subsidiary or affiliate (a “Securitization Subsidiary”) or any other Person. “separate account” is defined in Section 6.2. “Series A Notes” is defined in Section 1.

SCHEDULE B (to Note Purchase Agreement) “Series B Notes” is defined in Section 1. “Series C Notes” is defined in Section 1. “Series D Notes” is defined in Section 1. “Shareholder Equity” means, as of any date of determination, consolidated shareholders’ equity of the Parent Guarantor and its Subsidiaries as of that date determined in accordance with GAAP. “Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Specified CMBS Indebtedness” means (x) the Indebtedness of (i) Ziegler-Georgia 7, LLC, (ii) Ziegler-Michigan 12, LLC, (iii) Ziegler-Tennessee 14, LLC, (iv) Ziegler-Wisconsin 16, LLC, (v) DOC-Greymark HQ OKC MOB, LLC, and (vi) DOC-Baylor Mansfield ASC, LLC, as such Indebtedness is more particularly identified on Schedule 5.27, and (y) the Indebtedness in existence as of the Closing Date of the following Affiliates: (i) Sandwich Development Partners, LLC (an Affiliate of Ziegler-Illinois 12, LLC), (ii) Bath Road Associates, LLC (an Affiliate of Ziegler-Maine 15, LLC), (iii) Remington Development Partners, LLC (an Affiliate of Ziegler- Illinois 18, LLC), or (iv) Crescent City Surgical Centre Facility, L.L.C. (an Affiliate of DOC- CCSC Crescent City Surgical Centre, LLC) in each case to the extent the applicable Affiliate becomes a Wholly-Owned Subsidiary of either Obligor. “Source” is defined in Section 6.2. “Subordinated Debt” means any Indebtedness of each Obligors or any of its Subsidiaries that by its terms is expressly subordinated in right of payment to the prior payment of the Obligations under this Agreement on terms and conditions, and evidenced by documentation, reasonably satisfactory to the Required Holders.

SCHEDULE B (to Note Purchase Agreement) “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of the Issuer. “Subsidiary Guarantee” or “Subsidiary Guarantees” is defined in Section 2.3. “Subsidiary Guarantor” means any Subsidiary that executes and delivers a Subsidiary Guarantee in accordance with Section 9.15 hereof. “Substitute Purchaser” is defined in Section 21. “Super-Majority Holders” means at any time on or after the Closing, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Issuer or any of its Affiliates). “SVO” means the Securities Valuation Office of the NAIC or any successor to such Office. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-

SCHEDULE B (to Note Purchase Agreement) market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts. “Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor. “Tangible Net Worth” means, as of a given date, (a) the Shareholder Equity of the Parent Guarantor and its Subsidiaries determined on a consolidated basis plus (b) accumulated depreciation and amortization expense minus (c) the following (to the extent reflected in determining Shareholder Equity of the Parent Guarantor and its Subsidiaries): (i) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (ii) all amounts appearing on the assets side of any such balance sheet for assets which would be classified as “goodwill” under GAAP, all determined on a consolidated basis. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Tenant” means any Person who is a lessee with respect to any Tenant Lease held by an Unencumbered Property Owner as lessor or as an assignee of the lessor thereunder. “Tenant Lease” means any lease, letting, license, concession or other agreement (whether written or oral) pursuant to which any Person (other than an Obligor, any future Subsidiary Guarantor or an Unencumbered Property Owner) is granted a possessory interest in, or right to use or occupy all or any portion of, any Unencumbered Pool Property (provided, the term “Tenant Lease” shall not include any lease, sublease, sub-sublease, letting, license, concession or other agreement with respect to any residential unit in a multi-family residential Real Estate Asset), and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by such Person under any such lease, sublease, sub-sublease, letting, license, concession or other agreement. “Termination Fee” is defined in Section 9.16(b). “Total Asset Value” means, as of any date of determination, the sum of the following, without duplication, of the Consolidated Parties for the Fiscal Quarter then most recently ended: (a) the real estate property values of all Real Estate Assets as determined by acquisition cost, plus (b) unrestricted cash and Cash Equivalents as of the last day of such Fiscal Quarter, plus (c) the GAAP book value of land holdings as of the last day of such Fiscal Quarter, plus (d) the GAAP book value of the actual funded portion of Construction-in-Process as of the last day of

SCHEDULE B (to Note Purchase Agreement) such Fiscal Quarter, plus (e) the GAAP book value of Unencumbered Mortgage Receivables as of the last day of such Fiscal Quarter, plus (f) the Ownership Share of any Consolidated Party of items (a) through (e) above attributable to Unconsolidated Affiliates as of the last day of such Fiscal Quarter; subject at all times, however, to the provisions of Section 10.6(j). “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York (or any other applicable jurisdiction, as the context may require). “Unconsolidated Affiliate” means any corporation, partnership, association, joint venture or other entity in each case which is not a Consolidated Party and in which a Consolidated Party owns, directly or indirectly, any Capital Stock. “Unencumbered Debt Service Coverage Ratio” means, as of any date of determination, for the applicable Calculation Period, the ratio, as calculated by Issuer and approved by the Required Holders, of (a) the aggregate sum of Adjusted NOI for the Unencumbered Pool Properties to (b) the actual Consolidated Unsecured Interest Charges payable under the Consolidated Total Unsecured Indebtedness during such applicable Calculation Period. “Unencumbered Mortgage Receivables” means, with respect to any Person, Mortgage Receivables owned or held by such Person that are not pledged as collateral for, or otherwise subject to a Lien as security for, any Indebtedness. “Unencumbered Pool Property” means a Real Estate Asset which, as of any date of determination, is included as an “Unencumbered Pool Property” on the most recent Borrowing Base Certificate and satisfies all of the following requirements: (a) such Real Estate Asset (a) is 100% (i) owned in fee simple or (ii) leased pursuant to an Eligible Ground Lease by (x) the Issuer or (y) an Unencumbered Property Owner that is (1) a Domestic Subsidiary and (2) a Wholly-Owned Subsidiary of the Issuer and (b) is located in a state in the contiguous United States or the District of Columbia; (b) if at the applicable time the Issuer does not have an Investment Grade Rating, the holders of the Notes shall have received each of the Unencumbered Pool Property Deliverables with respect to such Real Estate Asset; (c) such Real Estate Asset is not subject to any Lien (other than a Permitted Lien (with the exception of a Permitted Lien described in Section 10.2(m))) or any Negative Pledge (other than pursuant to an Eligible Ground Lease); (d) such Real Estate Asset is free of all material mechanical and structural defects, or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such Real Estate Asset;

SCHEDULE B (to Note Purchase Agreement) (e) such Real Estate Asset is a Healthcare Facility that has been fully developed, is operational and is well located within a primary or secondary market and is maintaining a stable current income; (f) to the extent managed by a third-party property manager, the applicable property manager with respect to such Real Estate Asset is an Approved Manager, and such Real Estate Asset is being managed pursuant to a management agreement with such Approved Manager; (g) no required rental payment, principal or interest payment, payments of real property taxes (except taxes which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP) or payments of premiums on insurance policies payable to the applicable Unencumbered Property Owner with respect to such Real Estate Asset is past due beyond the applicable grace period with respect thereto, if any; (h) no Tenant under any Material Lease with respect to such Real Estate Asset is then subject to a Bankruptcy Event; (i) no event of default (after the expiration of any applicable notice and/or cure period) has occurred and is then continuing under any Material Lease applicable to such Real Estate Asset; (j) no condemnation or condemnation proceeding shall have been instituted (and remain undismissed for a period of ninety (90) consecutive days), in each case, with respect to a material portion of any Real Estate Asset; (k) no material casualty event shall have occurred with respect to the improvements located on such Real Estate Asset which is not able to be fully remediated with available insurance proceeds and/or funds the Issuer or the applicable Unencumbered Property Owner has put into escrow; (l) no Hazardous Materials are located on or under such Real Estate Asset and no other environmental conditions exist in connection with such Real Estate Asset which constitute a violation of any Environmental Law; and (m) such Real Estate Asset, as of such date of determination, shall satisfy the Unencumbered Pool Property Specified Tenant Lease Requirements. “Unencumbered Pool Property Deliverables” means, with respect to any Real Estate Asset which is proposed for qualification as a “Unencumbered Pool Property” hereunder, a collective reference to each of the following items to be satisfied as a condition to such Real Estate Asset initially becoming an Unencumbered Pool Property, provided such information will only be required to be delivered with respect to a Real Estate Asset being included at a time when the Issuer maintains an Investment Grade Rating if requested by the Required Holders: (a) a current rent roll and current operating statement for such Real Estate Asset (and operating statements or other operating history for the prior two (2) years for such Real Estate

SCHEDULE B (to Note Purchase Agreement) Asset, to the extent available), and, if requested by the Required Holders, a fully executed copy of each Tenant Lease with respect to such Real Estate Asset; (b) if any Tenant Lease with respect to such Unencumbered Pool Property is a Material Lease, evidence that the Tenant under the applicable Tenant Lease is an Eligible Tenant, such evidence (if required) being satisfied from and after the Investment Grade Pricing Effective Date by a written certification from the Obligors; (c) in the case of a Real Estate Asset which constitutes a leasehold interest, evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease, has been properly recorded in all places to the extent necessary or desirable and that such lease qualifies as an Eligible Ground Lease hereunder; (d) a new Borrowing Base Certificate showing, on a pro forma basis, the effect on the Borrowing Base of the addition of such Real Estate Asset as an Unencumbered Pool Property; (e) if requested by the Required Holders, copies of title policies, registry lien searches or such other evidence that no Liens exist other than Permitted Liens; and (f) a summary description of such Real Estate Asset (including without limitation, the street address of such Real Estate Asset, the size and type of property and such other information as may reasonably be required by the Required Holders to identify the location and the material characteristics of such Real Estate Asset). “Unencumbered Pool Property Specified Tenant Lease Requirements” means, as of any date of determination, with respect to each Unencumbered Pool Property (or any Real Estate Asset proposed by Issuer to be added as an Unencumbered Pool Property hereunder), the satisfaction of each of the following requirements: (a) such Real Estate Asset has an Occupancy Rate of at least eighty percent (80.0%); and (b) with respect to any such Real Estate Asset which is either (i) a long term acute care hospital facility or (ii) a rehabilitation facility, at the time such Real Estate Asset is being added as an Unencumbered Pool Property (whether on the Closing Date or under Section 10.17 hereof), the Rent Coverage Ratio shall be greater than or equal to 1.50 to 1.00. “Unencumbered Pool Property Value” means, as of any date of determination with respect to any Unencumbered Pool Property, the value of the subject Real Estate Asset (a) during the period commencing from the Closing Date to but not including the second anniversary of the Closing Date, based upon a valuation which is determined by using the un-depreciated book value cost in accordance with GAAP, and (b) during the period from and after the second anniversary of the Closing Date, based upon a valuation determined, for the applicable Calculation Period, by dividing (x) Adjusted NOI by (y) the applicable Capitalization Rate based on the type of Real Estate Asset during such applicable Calculation Period, as determined by

SCHEDULE B (to Note Purchase Agreement) Issuer (subject to any restatement of or other adjustment to the financial statements of the Issuer or for any other reason). “Unencumbered Property Owner” means each Person that owns a Real Estate Asset which is or is proposed to be an Unencumbered Pool Property and which is (1) a Domestic Subsidiary and (2) a Wholly-Owned Subsidiary of the Issuer. “Unimproved Land” means any Real Estate Asset consisting solely of unimproved land on which no construction or general development activity has commenced, but which is zoned for its intended use and is otherwise suitable for future development as a Healthcare Facility; provided, the term “Unimproved Land” shall not include any pad, out-parcel or similar separate parcel included in or adjacent to and part of a larger development of real property comprising any other Real Estate Asset (unless such other Real Estate Asset is Unimproved Land). “United States” or “U.S.” means the United States of America. “Unsecured Indebtedness” means, for any Person, any Indebtedness of such Person that is not secured by a Lien. “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect. “U.S. Economic Sanctions” is defined in Section 5.18(a). “U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program. “Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Issuer and the Issuer’s other Wholly-Owned Subsidiaries at such time. “Ziegler-Florida 4” means Ziegler-Florida 4, LLC, a Wisconsin limited liability company.

EXHIBIT 1(A) (to Note Purchase Agreement) [FORM OF 4.03% SENIOR NOTES, SERIES A, DUE JANUARY 7, 2023] PHYSICIANS REALTY L.P. 4.03% SENIOR NOTE, SERIES A, DUE JANUARY 7, 2023 No. RA – [_____] [Date] $[_______] PPN[______________] FOR VALUE RECEIVED, the undersigned, PHYSICIANS REALTY L.P. (herein called the “Issuer”), a Delaware limited partnership, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on January 7, 2023 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.03% per annum from the date hereof, payable semiannually, on the 7th day of January and July in each year, commencing with the January 7 or July 7 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to 6.03%, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of U.S. Bank, National Association, at 461 Fifth Avenue, New York, New York 10017, or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. This Note is one of the 4.03% Senior Notes, Series A, due January 7, 2023 (the “Series A Notes”) of the Issuer, which, together with the Issuer’s (a) 4.43% Senior Notes, Series B, due January 7, 2026, (b) 4.57% Senior Notes, Series C, due January 7, 2028, and (c) 4.74% Senior Notes, Series D, due January 7, 2031 (being herein referred to collectively with the Series A Notes as the “Notes”) were issued pursuant to the Note Purchase and Guarantee Agreement, dated as of January 7, 2016 (as from time to time amended, the “Note Purchase Agreement”), among the Issuer, PHYSICIANS REALTY TRUST, a Maryland real estate investment trust (the “Parent Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of

EXHIBIT 1(A) (to Note Purchase Agreement) transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary. The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. The Parent Guarantor has absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Issuer of its obligations contained in the Note Purchase Agreement all as more fully set forth in the Note Purchase Agreement. Certain Subsidiaries of the Issuer and Parent Guarantor may from time to time absolutely and unconditionally guarantee payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Issuer of its obligations contained in the Note Purchase Agreement, all as more fully provided in Note Purchase Agreement. If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

EXHIBIT 1(A) (to Note Purchase Agreement) This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. PHYSICIANS REALTY L.P., a Delaware Limited Partnership By: Physicians Realty Trust, as General Partner By: ____________________________________ Name: _______________________________ Title: ________________________________

EXHIBIT 1(B) (to Note Purchase Agreement) [FORM OF 4.43% SENIOR NOTES, SERIES B, DUE JANUARY 7, 2026] PHYSICIANS REALTY L.P. 4.43% SENIOR NOTE, SERIES B, DUE JANUARY 7, 2026 No. RB – [_____] [Date] $[_______] PPN[______________] FOR VALUE RECEIVED, the undersigned, PHYSICIANS REALTY L.P. (herein called the “Issuer”), a Delaware limited partnership, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on January 7, 2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.43% per annum from the date hereof, payable semiannually, on the 7th day of January and July in each year, commencing with the January 7 or July 7 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to 6.43%, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of U.S. Bank, National Association, at 461 Fifth Avenue, New York, New York 10017, or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. This Note is one of the 4.43% Senior Notes, Series B, due January 7, 2026 (the “Series B Notes”) of the Issuer, which, together with the Issuer’s (a) 4.03% Senior Notes, Series A, due January 7, 2023, (b) 4.57% Senior Notes, Series C, due January 7, 2028, and (c) 4.74% Senior Notes, Series D, due January 7, 2031 (being herein referred to collectively with the Series B Notes as the “Notes”) were issued pursuant to the Note Purchase and Guarantee Agreement, dated as of January 7, 2016 (as from time to time amended, the “Note Purchase Agreement”), among the Issuer, PHYSICIANS REALTY TRUST, a Maryland real estate investment trust (the “Parent Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

EXHIBIT 1(B) (to Note Purchase Agreement) This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary. The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. The Parent Guarantor has absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Issuer of its obligations contained in the Note Purchase Agreement all as more fully set forth in the Note Purchase Agreement. Certain Subsidiaries of the Issuer and Parent Guarantor may from time to time absolutely and unconditionally guarantee payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Issuer of its obligations contained in the Note Purchase Agreement, all as more fully provided in Note Purchase Agreement. If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

EXHIBIT 1(B) (to Note Purchase Agreement) This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. PHYSICIANS REALTY L.P., a Delaware Limited Partnership By: Physicians Realty Trust, as General Partner By: ____________________________________ Name: _______________________________ Title: ________________________________

EXHIBIT 1(C) (to Note Purchase Agreement) [FORM OF 4.57% SENIOR NOTES, SERIES C, DUE JANUARY 7, 2028] PHYSICIANS REALTY L.P. 4.57% SENIOR NOTE, SERIES C, DUE JANUARY 7, 2028 No. RC – [_____] [Date] $[_______] PPN[______________] FOR VALUE RECEIVED, the undersigned, PHYSICIANS REALTY L.P. (herein called the “Issuer”), a Delaware limited partnership, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on January 7, 2028 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.57% per annum from the date hereof, payable semiannually, on the 7th day of January and July in each year, commencing with the January 7 or July 7 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to 6.57%, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of U.S. Bank, National Association, at 461 Fifth Avenue, New York, New York 10017, or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. This Note is one of the 4.57% Senior Notes, Series C, due January 7, 2028 (the “Series C Notes”) of the Issuer, which, together with the Issuer’s (a) 4.03% Senior Notes, Series A, due January 7, 2023, (b) 4.43% Senior Notes, Series B, due January 7, 2026, and (c) 4.74% Senior Notes, Series D, due January 7, 2031 (being herein referred to collectively with the Series C Notes as the “Notes”) were issued pursuant to the Note Purchase and Guarantee Agreement, dated as of January 7, 2016 (as from time to time amended, the “Note Purchase Agreement”), among the Issuer, PHYSICIANS REALTY TRUST, a Maryland real estate investment trust (the “Parent Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of

EXHIBIT 1(C) (to Note Purchase Agreement) transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary. The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. The Parent Guarantor has absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Issuer of its obligations contained in the Note Purchase Agreement all as more fully set forth in the Note Purchase Agreement. Certain Subsidiaries of the Issuer and Parent Guarantor may from time to time absolutely and unconditionally guarantee payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Issuer of its obligations contained in the Note Purchase Agreement, all as more fully provided in Note Purchase Agreement. If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

EXHIBIT 1(C) (to Note Purchase Agreement) This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. PHYSICIANS REALTY L.P., a Delaware Limited Partnership By: Physicians Realty Trust, as General Partner By: ____________________________________ Name: _______________________________ Title: ________________________________

EXHIBIT 1(D) (to Note Purchase Agreement) [FORM OF 4.74% SENIOR NOTES, SERIES D, DUE 2031] PHYSICIANS REALTY L.P. 4.74% SENIOR NOTE, SERIES D, DUE JANUARY 7, 2031 No. RD – [_____] [Date] $[_______] PPN[______________] FOR VALUE RECEIVED, the undersigned, PHYSICIANS REALTY L.P. (herein called the “Issuer”), a Delaware limited partnership, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on January 7, 2031 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.74% per annum from the date hereof, payable semiannually, on the 7th day of January and July in each year, commencing with the January 7 or July 7 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to 6.74%, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of U.S. Bank, National Association, at 461 Fifth Avenue, New York, New York 10017, or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. This Note is one of the 4.74% Senior Notes, Series D, due January 7, 2031 (the “Series D Notes”) of the Issuer, which, together with the Issuer’s (a) 4.03% Senior Notes, Series A, due January 7, 2023, (b) 4.43% Senior Notes, Series B, due January 7, 2026, and (c) 4.57% Senior Notes, Series C, due January 7, 2028 (being herein referred to collectively with the Series D Notes as the “Notes”) were issued pursuant to the Note Purchase and Guarantee Agreement, dated as of January 7, 2016 (as from time to time amended, the “Note Purchase Agreement”), among the Issuer, PHYSICIANS REALTY TRUST, a Maryland real estate investment trust (the “Parent Guarantor”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of

EXHIBIT 1(D) (to Note Purchase Agreement) transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary. The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. The Parent Guarantor has absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Issuer of its obligations contained in the Note Purchase Agreement all as more fully set forth in the Note Purchase Agreement. Certain Subsidiaries of the Issuer and Parent Guarantor may from time to time absolutely and unconditionally guarantee payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Issuer of its obligations contained in the Note Purchase Agreement, all as more fully provided in Note Purchase Agreement. If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

EXHIBIT 1(D) (to Note Purchase Agreement) This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. PHYSICIANS REALTY L.P., a Delaware Limited Partnership By: Physicians Realty Trust, as General Partner By: ____________________________________ Name: _______________________________ Title: ________________________________

EXHIBIT 2.3 (to Note Purchase Agreement) FORM OF SUBSIDIARY GUARANTY (See attached)

EXHIBIT 2.3 (to Note Purchase Agreement) SUBSIDIARY GUARANTEE THIS GUARANTEE (this “Guarantee”) dated as of _____________, 20__ is made by each undersigned (each a “Subsidiary Guarantor”), in favor of the holders from time to time of the Notes hereinafter referred to and their respective successors and assigns (collectively, the “Holders” and each individually, a “Holder”). W I T N E S S E T H: WHEREAS, PHYSICIANS REALTY L.P., a Delaware limited partnership (the “Issuer”), PHYSICIANS REALTY TRUST, a Maryland real estate investment trust (the “Parent Guarantor” and, together with the Issuer, the “Obligors”), and the initial Holders have entered into a Note Purchase and Guarantee Agreement dated as of January 7, 2016 (the Note Purchase and Guarantee Agreement as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the “Note Purchase Agreement”); WHEREAS, the Note Purchase Agreement provides for the issuance by the Issuer of (i) $15,000,000 aggregate principal amount of its 4.03% Senior Notes, Series A, due January 7, 2023, (ii) $45,000,000 aggregate principal amount of its 4.43% Senior Notes, Series B, due January 7, 2026, (iii) $45,000,000 aggregate principal amount of its 4.57% Senior Notes, Series C, due January 7, 2028 and (iv) $45,000,000 aggregate principal amount of its 4.74% Senior Notes, Series D, due January 7, 2031 (collectively, the “Notes”); WHEREAS, pursuant to the Note Purchase Agreement the payment and performance by the Issuer of its obligations under the Note Purchase Agreement and under the Notes are absolutely and unconditionally guaranteed by the Parent Guarantor; WHEREAS, the Obligors directly or indirectly own all of the issued and outstanding capital stock of each Subsidiary Guarantor and, by virtue of such ownership and otherwise, each Subsidiary Guarantor has derived substantial benefits from the purchase by the Holders of the Issuer’s Notes; WHEREAS, it is a requirement of the Note Purchase Agreement that each Subsidiary Guarantor execute and deliver this Guarantee to the Holders; and WHEREAS, each Subsidiary Guarantor desires to execute and deliver this Guarantee to satisfy the requirement described in the preceding paragraph. NOW, THEREFORE, in consideration of the premises and other benefits to each Subsidiary Guarantor, and of the purchase of the Issuer’s Notes by the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, each Subsidiary Guarantor makes this Guarantee as follows: SECTION 1. DEFINITIONS. Any capitalized terms not otherwise herein defined shall have the meanings attributed to them in the Note Purchase Agreement.

EXHIBIT 2.3 (to Note Purchase Agreement) SECTION 2. GUARANTY. Each Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally with each other Subsidiary Guarantor and the Parent Guarantor, as a primary obligor and not merely as a surety, to each Holder and its successors and permitted assigns (a) the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of and Make-Whole Amount and interest on (including, without limitation, interest, whether or not an allowable claim, accruing after the date of filing of any petition in bankruptcy, or the commencement of any bankruptcy, insolvency or similar proceeding relating to the Issuer) the Notes and all other amounts owed or to be owing by the Issuer which becomes due under the terms and provisions of the Financing Agreements, now or hereafter existing under the Financing Agreements whether for principal, Make-Whole Amount or interest (including, without limitation, interest, whether or not an allowable claim, accruing after the date of filing of any petition in bankruptcy, or the commencement of any bankruptcy, insolvency or similar proceeding relating to the Issuer), (b) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or owed by the Issuer under the terms of the Notes and the Note Purchase Agreement and (c) the full and prompt payment, upon demand by any Holder of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes or the Note Purchase Agreement or in the protection or enforcement of any rights, privileges or liabilities under this Guarantee or in any consultation or action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or the Note Purchase Agreement or any of the terms thereof or of any other like circumstance or circumstances (all such obligations being the “Obligations”), and agrees to pay any and all reasonable fees and expenses incurred by each Holder in enforcing this Guarantee. Notwithstanding the foregoing, the right of recovery against each Subsidiary Guarantor under this Guarantee is limited to the extent it is judicially determined with respect to any Subsidiary Guarantor that entering into this Guarantee would violate Section 548 of the Bankruptcy Code or any comparable provisions of any state law, in which case such Subsidiary Guarantor shall be liable under this Guarantee only for amounts aggregating up to the largest amount that would not render such Subsidiary Guarantor’s obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any state law. Notwithstanding any stay, injunction or other prohibition preventing such action against the Issuer, if for any reason whatsoever the Issuer shall fail or be unable to duly, punctually and fully (in the case of the payment of Obligations) pay such amounts as and when the same shall become due and (in the case of the payment of Obligations) payable, whether or not such failure or inability shall constitute an “Event of Default”, each Subsidiary Guarantor will forthwith (in the case of the payment of Obligations) pay or cause to be paid such amounts to the holders, in lawful money of the United States of America, at the place specified in Section 14 of the Note Purchase Agreement, or pay such Obligations or cause such Obligations to be paid, (in the case of the payment of Obligations) together with interest (in the amounts and to the extent required under such Notes) on any amount due and owing.

EXHIBIT 2.3 (to Note Purchase Agreement) SECTION 3. SUBSIDIARY GUARANTORS’ OBLIGATIONS UNCONDITIONAL The obligations of each Subsidiary Guarantor under this Guarantee shall be primary, absolute and unconditional obligations of each Subsidiary Guarantor, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim each Subsidiary Guarantor or any other Person may have against the Issuer or any other Person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and except as provided in Section 9.15(b) of the Note Purchase Agreement, shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not each Subsidiary Guarantor or the Obligors shall have any knowledge or notice thereof), including: (a) any termination, amendment or modification of or deletion from or addition or supplement to or other change in any of the Financing Agreements or any other instrument or agreement applicable to any of the parties to any of the Financing Agreements (including, without limitation, any change to the covenants, Events of Default, principal amounts, interest rates, or other terms and conditions of or pertaining to the Notes or any other Financing Agreement, or any change to the time for payment of all or any part of the obligations payable under the Notes or any other Financing Agreement), or any assignment or transfer of any interest therein; (b) any furnishing or acceptance of any security or other guaranty, or any release of any security or other guaranty, for the Obligations, or the application of any such security or guaranty or order or manner of sale of any such security as the Holders in their sole discretion may determine, or the failure of any security or the failure of any Person to perfect any interest in any collateral; (c) any failure, omission or delay on the part of the Issuer to conform or comply with any term of any of the Financing Agreements or any other instrument or agreement referred to in paragraph (a) above, including, without limitation, failure to give notice to any Subsidiary Guarantor of the occurrence of a “Default” or an “Event of Default” under any Financing Agreement; (d) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Financing Agreement, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Financing Agreements or any other instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Issuer, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability; (e) any failure, omission or delay on the part of any of the Holders to enforce, assert or exercise any right, power or remedy conferred on such Holder in this Guarantee, or any such failure, omission or delay on the part of such Holder in

EXHIBIT 2.3 (to Note Purchase Agreement) connection with any Financing Agreement, or any other action on the part of such Holder; (f) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Issuer, the Parent Guarantor any Subsidiary Guarantor or to any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (g) any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Financing Agreements or any other agreement or instrument referred to in paragraph (a) above or any term hereof; (h) any merger or consolidation of the Issuer, the Parent Guarantor or any Subsidiary Guarantor into or with any other Person, or any sale, lease or transfer of any of the assets of the Issuer, the Parent Guarantor or any Subsidiary Guarantor to any other Person; (i) any change in the ownership of any shares of capital stock of the Obligors or any change in the corporate relationship between the Obligors and any Subsidiary Guarantor, or any termination of such relationship; (j) any release or discharge, by operation of law or otherwise, of the Parent Guarantor or any Subsidiary Guarantor from the performance or observance of any obligation, covenant or agreement contained in the Parent Guarantee or this Guarantee, as applicable; (k) any application by the Holders of any sums, by whomever paid or however realized, to the payment of the Obligations and all other obligations owed hereunder; or (l) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a Subsidiary Guarantor or surety or which might otherwise limit recourse against any Subsidiary Guarantor. SECTION 4. FULL RECOURSE OBLIGATIONS. The obligations of each Subsidiary Guarantor set forth herein constitute the full recourse obligations of such Subsidiary Guarantor enforceable against it to the full extent of all its assets and properties.

EXHIBIT 2.3 (to Note Purchase Agreement) SECTION 5. WAIVER. Each Subsidiary Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in Section 3, (b) notice to such Subsidiary Guarantor of the incurrence of any of the Obligations, notice to such Subsidiary Guarantor or the Obligors of any breach or default by the Issuer with respect to any of the Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Holders against such Subsidiary Guarantor, (c) presentment to, notice of acceleration of, notice of intent to accelerate or demand of payment from the Obligors or the Subsidiary Guarantor with respect to any amount due under any Financing Agreement or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion or exercise by any of the Holders of any right, power, privilege or remedy conferred in the Note Purchase Agreement or any other Financing Agreement or otherwise, (e) any requirement of diligence on the part of any of the Holders, (f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Financing Agreement, (g) any notice of any sale, transfer or other disposition by any of the Holders of any right, title to or interest in the Note Purchase Agreement or in any other Financing Agreement and (h) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against such Subsidiary Guarantor. SECTION 6. SUBROGATION, CONTRIBUTION, REIMBURSEMENT OR INDEMNITY; SUBORDINATION. Until one year and one day after all Obligations have been indefeasibly paid in full in cash, each Subsidiary Guarantor agrees not to take any action pursuant to any rights which may have arisen in connection with this Guarantee to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, as amended, including Section 509 thereof, under common law or otherwise) of any of the Holders against the Issuer or against any collateral security or guaranty or right of offset held by the Holders for the payment of the Obligations. Until one year and one day after all Obligations have been indefeasibly paid in full in cash, each Subsidiary Guarantor agrees not to take any action pursuant to any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Issuer which may have arisen in connection with this Guarantee. If any Subsidiary Guarantor becomes the holder of any indebtedness payable by the Issuer, such Subsidiary Guarantor hereby subordinates all indebtedness owing to it from the Issuer to all indebtedness of the Issuer to the Holders, and agrees that, during the continuance of any Event of Default, it shall not accept any payment on the same until payment in full of the Obligations and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of the Issuer to any Subsidiary Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by such Subsidiary Guarantor in trust, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Holders (duly endorsed by such Subsidiary Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine. The provisions of this paragraph shall survive the term of this Guarantee and the payment in full of the Obligations. SECTION 7. EFFECT OF BANKRUPTCY PROCEEDINGS, ETC. This Guarantee shall continue to be effective or be automatically reinstated, as the case may be, if at any time

EXHIBIT 2.3 (to Note Purchase Agreement) payment, in whole or in part, of any of the sums due to any of the Holders pursuant to the terms of the Note Purchase Agreement or any other Financing Agreement is rescinded or must otherwise be restored or returned by such Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Obligor, any of their Subsidiaries or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to either Obligor, any of their Subsidiaries or any other Person or any substantial part of its property, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and one or more Holders shall have attempted to accelerate the maturity of the principal amount of the Notes pursuant to and in compliance with Section 12.1 of the Note Purchase Agreement, or an event shall have occurred that pursuant to Section 12.1 of the Note Purchase Agreement purportedly results in the automatic acceleration of the maturity of the principal amount of the Notes, and in either such case such acceleration shall at such time be prevented by reason of the pendency against either Obligor, any of their Subsidiaries or any other Person of a case or proceeding under a bankruptcy or insolvency law, each Subsidiary Guarantor agrees that, for purposes of this Guarantee and its obligations hereunder, the maturity of the principal amount of the Notes and all other Obligations shall be deemed to have been accelerated with the same effect as if any Holder had accelerated the same in accordance with the terms of the Note Purchase Agreement or other applicable Financing Agreement, and such Subsidiary Guarantor shall forthwith pay such principal amount, Make- Whole Amount, if any, and interest thereon and any other amounts guaranteed hereunder without further notice or demand. SECTION 8. REPRESENTATIONS AND WARRANTIES OF EACH SUBSIDIARY GUARANTOR. Each Subsidiary Guarantor represents and warrants to the Holders that: (a) Such Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority to own and operate its properties, if applicable, and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing in every jurisdiction where necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. (b) The execution, delivery and performance of this Guarantee has been duly authorized by all necessary corporate or other organizational action on the part of such Subsidiary Guarantor. (c) The execution, delivery and performance by such Subsidiary Guarantor of this Guarantee will not (a) violate in any Material respect any provision of any Applicable Laws relating to such Subsidiary Guarantor, any of the Organizational Documents of such Subsidiary Guarantor, or any order, judgment or decree of any court or other agency of government binding on such Subsidiary Guarantor; (b) except as would not reasonably be expected to have a Material Adverse Effect,

EXHIBIT 2.3 (to Note Purchase Agreement) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any other Contractual Obligations of either such Subsidiary Guarantor; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Subsidiary Guarantor (other than any Liens subsequently created under any of the Financing Agreements in favor of the holders of the Notes) whether now owned or hereafter acquired; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of such Subsidiary Guarantor (other than those which have already been obtained or to the extent the failure to obtain any such approval or consent would not reasonably be expected to have a Material Adverse Effect). (d) The execution, delivery and performance by such Subsidiary Guarantor of the Guarantee and the consummation of the transactions contemplated thereby do not and will not require, as a condition to the effectiveness thereof, any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for any filings, recordings or consents which heretofore have been obtained or made, as applicable. (e) This Guarantee has been duly executed and delivered by such Subsidiary Guarantor and is the legally valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as may be limited by Debtor Relief Laws or by equitable principles relating to enforceability. (f) Such Subsidiary Guarantor is solvent and able to pay all its debts as and when they fall due (after taking into account contingencies and contributions from others). (g) Such Subsidiary Guarantor is in compliance with all Applicable Laws, except such noncompliance with such other Applicable Laws that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Such Subsidiary Guarantor possesses all certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by them and the failure of which to have could reasonably be expected to have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit the failure of which to have or retain could reasonably be expected to have a Material Adverse Effect. (h) Such Subsidiary Guarantor’s payment obligations under this Guarantee constitute direct and general obligations of such Subsidiary Guarantor and rank in right of payment at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Subsidiary Guarantor, except for such Indebtedness preferred by operation of bankruptcy laws or other similar laws of general application.

EXHIBIT 2.3 (to Note Purchase Agreement) All representations and warranties contained herein shall survive the execution and delivery of this Guarantee. SECTION 9. TERM OF AGREEMENT. Subject to Section 9.15(b) of the Note Purchase Agreement and Section 7 hereof, this Guarantee and all guaranties, representations and agreements of each Subsidiary Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Obligations shall be irrevocably paid and performed in full in cash and all of the agreements of such Subsidiary Guarantor hereunder shall be irrevocably duly paid and performed in full in cash. SECTION 10. AMENDMENT AND WAIVER. Except as otherwise provided herein, this Guarantee may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Subsidiary Guarantor and the Required Holders. SECTION 11. NOTICES. All notices under the terms and provisions hereof shall be in writing, and shall be delivered or sent by telecopy or mailed by first-class mail, postage prepaid, or otherwise as provided in Section 18 of the Note Purchase Agreement, addressed (a) if to the Issuer or any Holder, at the address set forth in the Note Purchase Agreement or (b) if to a Subsidiary Guarantor, in care of the Issuer at the Issuer’s address set forth in the Note Purchase Agreement, or in each case at such other address as the Issuer, any Holder or such Subsidiary Guarantor shall from time to time designate in writing to the other parties. Any notice so addressed shall be deemed to be given when actually received. SECTION 12. JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL. (a) Each Subsidiary Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guarantee, the Note Purchase Agreement or the Notes. To the fullest extent permitted by applicable law, each Subsidiary Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. (b) Each Subsidiary Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 12(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

EXHIBIT 2.3 (to Note Purchase Agreement) (c) Each Subsidiary Guarantor consents to process being served in any suit, action or proceeding solely of the nature referred to in Section 12(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 11, to it. Each Subsidiary Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. (d) Nothing in this Section 12 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Issuer in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. (e) EACH SUBSIDIARY GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH. SECTION 13. MISCELLANEOUS. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Subsidiary Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect. The terms of this Guarantee shall be binding upon, and inure to the benefit of, each Subsidiary Guarantor and the Holders and their respective successors and assigns. It is agreed and understood that any Person may become a Subsidiary Guarantor hereunder by executing a Joinder Agreement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders. Any such Person shall thereafter be a “Subsidiary Guarantor” for all purposes under this Guarantee. No term or provision of this Guarantee may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each Subsidiary Guarantor and the Holders; provided, however, that a Subsidiary Guarantor may be fully released and discharged from this Guarantee pursuant to the terms of Section 9.15(b) of the Note Purchase Agreement. Each Subsidiary Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guarantee.

EXHIBIT 2.3 (to Note Purchase Agreement) The section and paragraph headings in this Guarantee are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guarantee. This Guarantee shall in all respects be governed by, and construed in accordance with, the laws of the state of New York, including all matters of construction, validity and performance, excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

EXHIBIT 2.3 (to Note Purchase Agreement) IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guarantee to be duly executed as of the day and year first above written. [NAME OF SUBSIDIARY GUARANTOR] By ____________________________________ Name: Title: [Notice Address for such Guarantor ______________________________________ ______________________________________ ]

EXHIBIT 2.3 (to Note Purchase Agreement) SUBSIDIARY GUARANTEE JOINDER AGREEMENT This Joinder Agreement (this “Joinder Agreement”) is entered into as of ________ __, 20__, by the undersigned set forth on the signature page hereto (the “Additional Subsidiary Guarantor”), with respect to that certain Subsidiary Guarantee, dated as of _____________, 20__ (the “Guarantee Agreement”), entered into by the Subsidiary Guarantors named on the signature pages thereto in favor of the holders from time to time of the Notes hereinafter referred to and their respective successors and assigns (collectively, the “Holders” and each individually, a “Holder”). Capitalized terms used but not defined herein shall have the meaning set forth in the Guarantee Agreement. W I T N E S S E T H: WHEREAS, PHYSICIANS REALTY L.P., a Delaware limited partnership (the “Issuer”), PHYSICIANS REALTY TRUST, a Maryland real estate investment trust (the “Parent Guarantor” and, together with the Issuer, the “Obligors”), and the initial Holders have entered into a Note Purchase and Guarantee Agreement dated as of January 7, 2016 (the Note Purchase and Guarantee Agreement as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the “Note Purchase Agreement”); WHEREAS, the Note Purchase Agreement provides for the issuance by the Issuer of $150,000,000 aggregate principal amount of Notes (as defined in the Note Purchase Agreement); WHEREAS, pursuant to the Note Purchase Agreement the payment and performance by the Issuer of its obligations under the Note Purchase Agreement and under the Notes are absolutely and unconditionally guaranteed by the Parent Guarantor; WHEREAS, the Obligors directly or indirectly own all of the issued and outstanding capital stock of the Additional Subsidiary Guarantor and, by virtue of such ownership and otherwise, the Additional Subsidiary Guarantor has derived substantial benefits from the purchase by the Holders of the Issuer’s Notes; WHEREAS, it is a requirement of the Note Purchase Agreement that the Additional Subsidiary executes and delivers this Joinder Agreement to the Holders in order to join the other Subsidiary Guarantors and the Parent Guarantor in absolutely and unconditionally guaranteeing the Issuer’s obligations under the Note Purchase Agreement and under the Notes; and WHEREAS, the Additional Subsidiary Guarantor desires to execute and deliver this Joinder Agreement to satisfy the requirement described in the preceding paragraph. NOW, THEREFORE, the Additional Subsidiary Guarantor hereby (i) acknowledges receipt of a copy of the Guarantee Agreement and (ii) joins fully in the Guarantee Agreement as a “Subsidiary Guarantor,” and shall be bound by all the terms and conditions of the Guarantee Agreement as if the Additional Subsidiary Guarantor was a signatory thereto as a “Subsidiary

EXHIBIT 2.3 (to Note Purchase Agreement) Guarantor.” Without limiting the foregoing, the Additional Subsidiary Guarantor hereby (a) jointly and severally with the other Subsidiary Guarantors under the Guarantee Agreement, guarantees to the Holders from time to time the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Obligations (as defined in Section 2 of the Guarantee Agreement) in the same manner and to the same extent as is provided in the Guarantee Agreement, (b) waives the rights set forth in Section 5 of the Guarantee Agreement, (c) makes the representations and warranties set forth in Section 8 of the Guarantee Agreement and (d) waives the rights, submits to jurisdiction, and waives service of process as described in Section 12 of the Guarantee Agreement. Notice of acceptance of this Joinder Agreement and of the Guarantee Agreement, as supplemented hereby, is hereby waived by the Additional Subsidiary Guarantor. The address for notices and other communications to be delivered to the Additional Subsidiary Guarantor pursuant to Section 12 of the Guarantee Agreement is set forth below. IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has executed this Joinder Agreement as of the date first written above. [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR] By ____________________________________ Name: Title: Notice Address for such Additional Subsidiary Guarantor ______________________________________